     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2010

                                                    REGISTRATION NO. 333-143494

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                     POST-EFFECTIVE AMENDMENT NO. 2 TO


                                   FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     [LOGO]

                                   Genworth/R/
                                    Financial

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           VIRGINIA                           63                     54-0283385
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE)      IDENTIFICATION NUMBER)

         6610 W. BROAD STREET RICHMOND, VIRGINIA 23230 (804) 281-6000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                         MICHAEL D. PAPPAS                                  COPY TO:
                     ASSOCIATE GENERAL COUNSEL                       HEATHER C. HARKER, ESQ.
            GENWORTH LIFE AND ANNUITY INSURANCE COMPANY                DYKEMA GOSSETT PLLC
                       6610 W. BROAD STREET                            1300 I STREET, N.W.
                     RICHMOND, VIRGINIA 23230                         WASHINGTON, DC 20005
                          (804) 281-6000                                 (202) 906-8649
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                 AREA CODE, OF AGENT FOR SERVICE)


          -----------------------------------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

 Large Accelerated Filer [_]                     Accelerated Filer [_]
 Non-Accelerated Filer [X]                       Smaller Reporting Company [_]
  (Do not check if a smaller reporting company)

                               -----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                    AMOUNT TO      PROPOSED         PROPOSED       AMOUNT OF
                                                        BE     MAXIMUM OFFERING MAXIMUM AGGREGATE REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED  REGISTERED PRICE PER UNIT*   OFFERING PRICE       FEE
--------------------------------------------------------------------------------------------------------------
   Certificates issued pursuant to Guaranteed
     Income Annuity Contracts                          N/A           N/A           $60,000,000*      $1,842**

================================================================================
* The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
** The registration fee was paid concurrently with the filing of Registrant's initial Registration Statement on June 4, 2007.

                               -----------------



================================================================================

          LIFEHARBOR/SM/ SERIES, GENWORTH FINANCIAL WEALTH MANAGEMENT
                  GROUP GUARANTEED INCOME ANNUITY CERTIFICATE

                                   ISSUED BY
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                            6610 WEST BROAD STREET
                              RICHMOND, VA 23230
                               TEL. 800.352.9910

                       SUBJECT TO COMPLETION, DATED [.]


--------------------------------------------------------------------------------

This prospectus describes the LifeHarbor/SM/ Series, Genworth Financial Wealth Management Guaranteed Income Annuity Certificate issued by Genworth Life and Annuity Insurance Company. The certificate is offered to clients participating in the Genworth Financial Wealth Management Program, an investment advisory program sponsored by Genworth Financial Wealth Management, Inc. The certificate provides for guaranteed income for the life of a designated person based on the certificate owner's advisory account in the Genworth Financial Wealth Management Program, provided all conditions specified in the certificate are met, regardless of how long you live or the actual performance or value of the investments in the account. The certificate has no cash value and no surrender value.

Prospective purchasers may apply to purchase a certificate through broker-dealers that have entered into a selling agreement with Capital Brokerage Corporation, the principal underwriter for the certificates. Capital Brokerage Corporation will use its best efforts to sell the certificates, but is not required to sell any specific number or dollar amount of certificates.

THIS PROSPECTUS PROVIDES IMPORTANT INFORMATION THAT A PROSPECTIVE PURCHASER OF A CERTIFICATE SHOULD KNOW BEFORE INVESTING. PLEASE RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

The Securities and Exchange Commission ("SEC") has not approved or disapproved these securities, nor has the SEC determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.

The certificate:

  .  Is NOT a bank deposit

  .  Is NOT FDIC insured

  .  Is NOT insured or endorsed by a bank or any government agency

  .  Is NOT available in every state


A purchase of the certificate is subject to certain risks. See "Risks Associated With Purchasing a Certificate" on page 7. THE CERTIFICATE IS NOVEL AND INNOVATIVE. WHILE WE UNDERSTAND THAT THE INTERNAL REVENUE SERVICE MAY BE CONSIDERING TAX ISSUES ASSOCIATED WITH PRODUCTS SIMILAR TO THE CERTIFICATE, TO DATE THE TAX CONSEQUENCES OF THE CERTIFICATE HAVE NOT BEEN ADDRESSED IN PUBLISHED LEGAL AUTHORITIES. UNDER THE CIRCUMSTANCES, YOU SHOULD THEREFORE CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.

TABLE OF CONTENTS


SUMMARY......................................................................................................................  4
   Preliminary Note Regarding Terms Used in this Prospectus..................................................................  4
   What is the Certificate?..................................................................................................  4
   How much will your Certificate cost?......................................................................................  5
   Can you cancel your Certificate?..........................................................................................  5
   What protection does the Certificate provide?.............................................................................  5
   How does your Certificate work?...........................................................................................  6
   How do you purchase a Certificate? How does it relate to Genworth Financial Wealth Management, Inc.?......................  6
   Designated Asset Allocation Models........................................................................................  6

RISKS ASSOCIATED WITH PURCHASING A CERTIFICATE...............................................................................  7
   Your Account may perform well enough so that you may not need the guarantee...............................................  7
   The Contract may be terminated between us and GFWM........................................................................  7
   Strategists' changes may cause the asset allocation model to no longer be in compliance, potentially causing Certificate termination.............................................................................................................  8
   You may die before receiving payments from us.............................................................................  8
   You may not live long enough to receive enough income to exceed the amount of total fees paid.............................  8
   The Certificate does not protect the assets in your GFWM Account from your creditors......................................  8
   Early Withdrawals and Excess Withdrawals may substantially reduce your guarantee..........................................  8
   We reserve the right to change the Withdrawal Guarantee Factors on January 1st of each year...............................  8
   You may choose to cancel your Certificate prior to a severe market downturn...............................................  8
   Claims Paying Ability of the Company......................................................................................  8
   Tax Consequences..........................................................................................................  8

THE CERTIFICATE..............................................................................................................  9

MANAGEMENT OF YOUR GFWM ACCOUNT.............................................................................................. 10

THE ACCOUNT PHASE OF THE CERTIFICATE......................................................................................... 13
   How are the Birthday and the date Withdrawals may begin being calculated?................................................. 13
   How is the Initial Withdrawal Guarantee calculated?....................................................................... 13
   How are increases to the Withdrawal Guarantee calculated?................................................................. 14
   Other increases in the Withdrawal Guarantee............................................................................... 15
   How are decreases to the Withdrawal Guarantee calculated?................................................................. 16
   What are some things to consider in managing your Withdrawals from your Account?.......................................... 16

ASSET CHARGES................................................................................................................ 17
   Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?..................................... 18
   Will the fees you pay for advice and other services impact the guarantees under your Certificate?......................... 19

GUARANTEE PHASE UNDER THE CERTIFICATE........................................................................................ 19
   What is Guaranteed Income? When will you receive payments?................................................................ 19
   Alternative Annuity Payments.............................................................................................. 21

DEATH PROVISIONS UNDER THE CERTIFICATE....................................................................................... 21

DIVORCE PROVISIONS UNDER THE CERTIFICATE..................................................................................... 22

ILLUSTRATION OF HOW THE CERTIFICATE WORKS.................................................................................... 23

OTHER RISK FACTORS........................................................................................................... 24
   Financial Condition of the Company........................................................................................ 24
   Asset Allocation Issues................................................................................................... 24

SUSPENSION AND TERMINATION PROVISIONS OF THE CONTRACT AND THE CERTIFICATES.. 25
   Suspension of the Contract............................................... 25
   Termination of the Contract.............................................. 25
   Suspension of the Certificate............................................ 26
   Termination of the Certificate........................................... 26

MISCELLANEOUS PROVISIONS.................................................... 26
   Periodic Communications to Certificate Owners............................ 26
   Amendments to the Contract and Certificate............................... 26
   Assignment............................................................... 26
   Cancellation............................................................. 26
   Misstatements............................................................ 27

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU.......................... 27

TAXATION OF THE CERTIFICATE................................................. 27
   In General............................................................... 27
   Non-Qualified Certificates............................................... 28
   Qualified Certificates................................................... 30

ABOUT US.................................................................... 31

SALES OF THE CERTIFICATES................................................... 31

LEGAL PROCEEDINGS........................................................... 32

ADDITIONAL INFORMATION...................................................... 33
   Owner Questions.......................................................... 33
   Return Privilege......................................................... 33
   State Regulation......................................................... 33
   Evidence of Death, Age, Gender or Survival............................... 33

LEGAL MATTERS............................................................... 33

EXPERTS..................................................................... 33

WHERE YOU CAN FIND MORE INFORMATION......................................... 34

RELIANCE ON RULE 12H-7 UNDER THE SECURITIES EXCHANGE ACT OF 1934............ 34

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY................................. 34

DEFINITIONS................................................................. 34

          LIFEHARBOR/SM/ SERIES, GENWORTH FINANCIAL WEALTH MANAGEMENT
                  GROUP GUARANTEED INCOME ANNUITY CERTIFICATE

                                   ISSUED BY
                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                            6610 WEST BROAD STREET
                           RICHMOND, VIRGINIA 23230
                                 800.352.9910

SUMMARY

PRELIMINARY NOTE REGARDING TERMS USED IN THIS PROSPECTUS.

Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.

  . The "Certificate" is the LifeHarbor/SM/ Series, Genworth Financial Wealth Management Group Guaranteed Income Annuity Certificate issued by Genworth Life and Annuity Insurance Company pursuant to the terms of a Group Guaranteed Income Annuity Contract issued to Genworth Financial Wealth Management, Inc. ("GFWM").

  . "We," "us," "our" or the "Company" means Genworth Life and Annuity Insurance Company.

  . "You" or "yours" means the owner, or if applicable, the joint owners, of the Certificate described in this prospectus. A sole owner of the Certificate can be an individual or a non-natural person such as a trust. Joint owners are permitted only when they are spouses as recognized by applicable Federal law, unless the laws of the state in which the Certificate is issued afford benefits of the marriage relationship to certain persons who are not considered to be married for purposes of Federal law ("civil union partners"). The terms "you," "yours," "Owner," and "Certificate Owner" may be used interchangeably in this prospectus.

  . "Participant" or "Participants" means the person or persons, respectively, named in the Certificate whose age is used for certain important purposes under the Certificate, including determining the amount of the guaranteed income provided by this Certificate.

The Certificate can be owned in the following ways:

    .  Sole Owner who is an individual and also the Participant.

    . Sole Owner who is an individual and the Participant, with his or her spouse as the Joint Participant.

    .  Joint Owners who are individuals and are the sole Joint Participants.

    . A non-natural Owner (such as a trust), with an individual named as the Participant.

    . A non-natural Owner (such as a trust), with an individual named as Participant and his or her spouse named as Joint Participant.

We believe that in most cases the Certificate will have a sole Owner who is the only Participant. Therefore, for ease of reference, most of the discussions in this prospectus assume you are the sole Owner and the only Participant under the Certificate. In some places in the prospectus, however, we explain how certain features of the Certificate differ if there are Joint Owners or Joint Participants.

The following is a summary of the Certificate. You should read the entire prospectus in addition to this summary.

WHAT IS THE CERTIFICATE?


Certificates are issued pursuant to the terms of the Group Guaranteed Income Annuity Contract (the "Contract"), which is a group guaranteed income annuity contract issued by the Company and owned by GFWM. Certificates are offered to clients participating in the Genworth Financial Wealth Management Program (the "GFWM Program"). Under the GFWM Program, client assets are invested in mutual funds and/or exchange traded funds in accordance with designated asset allocation models. The Certificate provides, under certain specified conditions, for guaranteed minimum lifetime income based on the value of your account in the GFWM Program (your "Account"), regardless of how long you live or how the investments in the Account perform. The Certificate does not have a cash value.


Provided all conditions of the Certificate and Contract are met, if the value of the assets in your Account ("Account Value") falls below a specified minimum amount, we will make annual payments to you for the rest of your life. The amount of the guaranteed annual payment you would receive may increase from time to time based on your Account Value. It may also decrease if you take withdrawals from your Account.

The guaranteed income provided by your Certificate is based on the age and life of the Participant (or if there are Joint Participants, on the age and life of the younger Joint Participant).

GFWM makes the asset allocation models available for your use. Subject to your ability to impose reasonable restrictions on the management of the Account, the assets in your Account are required to remain invested at all times in accordance with one of the designated asset allocation models as discussed in this prospectus or your Certificate may terminate and your guarantee may be reduced to zero. GFWM is an affiliate of the Company, but neither we nor GFWM manage the Account. Your Account is managed by your designated financial advisor and administered by a custodian.

HOW MUCH WILL YOUR CERTIFICATE COST?

While your Certificate is in force, an asset charge (the "Asset Charge") is periodically calculated and deducted from your Account Value. The Asset Charge is calculated as a specified percentage of your Account Value at the time the Asset Charge is calculated.

The Asset Charge pays for the insurance protections provided by the Certificate.

The guaranteed maximum Asset Charge we can ever charge for your Certificate is shown below. We currently charge a lower amount, which is also shown below. For an explanation of when we could increase the Asset Charge under your Certificate, see "Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?"

The guaranteed maximum Asset Charge for the Certificate, as a percentage of your Account Value, on an annual basis, is:

                                                      IF YOU
                                           IF YOU     HAVE A
                                           HAVE A    MODERATE
                                          MODERATE    GROWTH
                                           ASSET      ASSET
                                         ALLOCATION ALLOCATION
                                           MODEL      MODEL
--------------------------------------------------------------
Single Participant                          2.00%      2.50%
Joint Participants (provides protection
  during the lives of two spouses)          2.25%      2.75%

The current Asset Charge for the Certificate, as a percentage of your Account Value on an annual basis, is:

                                                      IF YOU
                                           IF YOU     HAVE A
                                           HAVE A    MODERATE
                                          MODERATE    GROWTH
                                           ASSET      ASSET
                                         ALLOCATION ALLOCATION
                                           MODEL      MODEL
--------------------------------------------------------------
Single Participant                          0.85%      1.10%
Joint Participants (provides protection
  during the lives of two spouses)          1.00%      1.25%

Detailed examples of how the Asset Charge is calculated in different circumstances are set forth in the section of this prospectus entitled "Asset Charge."

The Asset Charge is in addition to any charges that are imposed in connection with advisory, custodial and other services, and charges imposed by the mutual funds and exchange traded funds ("ETFs") in which your Account invests.

Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.

CAN YOU CANCEL YOUR CERTIFICATE?

You have the right to cancel your Certificate at any time without additional charges. We will return the portion of the Asset Charge collected in advance for the current billing period relating to the number of days remaining in the billing period.

WHAT PROTECTION DOES THE CERTIFICATE PROVIDE?

The Certificate provides two fundamental protections to GFWM Program clients against risks that are important to clients who consider the assets in their Account a source or potential source for lifetime income in retirement or for other long-term purposes. First, it protects the Certificate Owner from the risk of outliving the assets in the Account. This risk is often called "longevity risk." Second, it protects the Owner from downward fluctuations in his or her retirement income due to changes in market performance. This is known as "income volatility risk."

Both of these risks increase when you have poor market performance early in retirement. The risk of retiring on the eve of a down market (or "point-in-time risk") contributes greatly to both longevity and income volatility risk.

The Certificate does not provide a guarantee that your Account will retain a certain value or that the value of your Account will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the assets in your Account and regardless of how long you live, you will be able to receive a guaranteed level of annual income for life. Therefore, it is important for you to understand that while the preservation of capital may be one of the goals of the underlying asset management strategy of your Account, the achievement of that goal is not guaranteed by this product.

HOW DOES YOUR CERTIFICATE WORK?

The Certificate has two phases: an "Account Phase" and a "Guarantee Phase." During the Account Phase, you may make additional investments in your Account and take withdrawals from your Account just as you would with any investment advisory account (although certain withdrawals will reduce the amount of your guaranteed minimum lifetime income under your Certificate). You are responsible for managing your withdrawals during the Account Phase. After you (or if there are Joint Participants, the younger Joint Participant) have turned age 65, you can take annual withdrawals that do not exceed a specified amount (called the "Withdrawal Guarantee") without reducing your guaranteed income. If your Account Value falls below a specified minimum amount as a result of withdrawals or poor investment performance, your Account will be closed and the Guarantee Phase will begin. During the Guarantee Phase, we make fixed guaranteed annual annuity payments ("Guaranteed Income Payments") to you for as long as you live. However, the Guarantee Phase may never occur, depending on how long you live and how well your investments perform.

NOTE: THE ACCOUNT PHASE IS CALLED THE "FUNDING PHASE" IN THE CERTIFICATE, AND THE GUARANTEE PHASE IS CALLED THE "PAYOUT PHASE."

Your Withdrawal Guarantee when we issue your Certificate is your Account Value, multiplied by the "Withdrawal Guarantee Factor" which is currently 5%. As described in more detail below, the amount of the Withdrawal Guarantee may increase on an annual basis during the Account Phase due to positive investment performance or if you make additional investments in your Account, and will decrease as a result of withdrawals before age 65 or withdrawals after age 65 in excess of the Withdrawal Guarantee.

The minimum Account Value for purposes of closing your Account and beginning your Guarantee Phase is the greater of the most recently determined Withdrawal Guarantee and $20,000. Your Guarantee Phase will also begin if you (or if there are Joint Participants, the younger Joint Participant) reaches age 100. Guaranteed Income Payments are equal to your Withdrawal Guarantee. (In some circumstances, you may receive higher payments under the "Alternative Annuity Payment" provision of the Certificate described below.)

HOW DO YOU PURCHASE A CERTIFICATE? HOW DOES IT RELATE TO GENWORTH FINANCIAL WEALTH MANAGEMENT, INC.?


You may purchase a Certificate when you first open your Account or at any time thereafter (prior to your or the younger Joint Participant's age 85). The minimum size of your Account in order to purchase a Certificate is $50,000 for mutual fund Accounts, $50,000 for the Genworth Financial Asset Management ("GFAM") 60/40 Strategy or GFAM 70/30 Strategy and $100,000 for ETF Accounts. (The different types of Accounts are discussed below. See "Management of Your GFWM Account" on page 10.) The Certificates are issued in accordance with the terms of the Contract issued by us to GFWM. The Contract is a group guaranteed income annuity contract. We will not issue Certificates to Owners (other than in the case of an IRA) whose Account Values are greater than $2,000,000 (the "Account Limit") without the approval of our home office at the address listed on page 1 of this prospectus. If you invest an additional amount in your Account (each additional investment is an "Addition") which brings your Account Value over $2,000,000, we will suspend increases to the Withdrawal Guarantee until you withdraw the excess amount from your Account. Similarly, if you make an Addition when your Account Value is already over $2,000,000, we will suspend increases to the Withdrawal Guarantee until you withdraw the entire amount of the Addition. If an Owner has more than one Account with GFWM, we will apply these limits to the aggregate Account Values relating to all of the Certificates (other than in the case of an IRA) of the same Certificate Owner (or beneficial owner) and reserve the right to limit the number of Certificates (other than in the case of an IRA) held by the same Owner (or beneficial owner) to three.


The Certificate is purchased under the Contract by clients participating in the GFWM Program. You may elect to purchase a Certificate pursuant to the Contract with GFWM by completing an election form or other form authorized by us. If this form is accepted by us at our home office, we will issue a Certificate to you describing your rights and obligations.

DESIGNATED ASSET ALLOCATION MODELS

The following is a list of the currently available professional asset managers or "Strategists" that provide specific asset allocation models for use with the Certificate. Each Strategist provides "moderate" and "moderate growth" asset allocation models that can be used with the Certificate.

Mutual Fund Accounts:

  .  Callan Associates, Inc. (Domestic model)

  .  Callan Associates, Inc. (Global model)

  .  Callan Associates, Inc. (Hedged model)

  .  Goldman Sachs Asset Management

  .  JPMorgan Asset Management

  .  Litman/Gregory Asset Management (without GFWM mutual funds)

  .  Litman/Gregory Asset Management (with GFWM mutual funds)

  .  New Frontier Advisors

ETF Accounts:

  .  Avatar Associates

  .  New Frontier Advisors

  .  State Street Global Advisors


Combination Mutual Funds and ETFs:

  .  GFAM 60/40 Strategy

  .  GFAM 70/30 Strategy

Certificate holders whose Certificate is issued on or after September 1, 2010 may only invest assets in the GFAM 60/40 Strategy or the GFAM 70/30 Strategy. See the "Management of Your GFWM Account" on page 10 of this prospectus.

RISKS ASSOCIATED WITH PURCHASING A CERTIFICATE


YOUR ACCOUNT MAY PERFORM WELL ENOUGH SO THAT YOU MAY NOT NEED THE GUARANTEE.


In general, the assets in your Account must be invested in accordance with one of the asset allocation models. Oversight of the asset allocation models is provided by GFWM. The actual development and maintenance is performed by the Strategists (the currently-available Strategists are listed above), investment management firms that are selected by GFWM through a due diligence process. The asset allocation models, together with the limits on the amount you may withdraw annually without reducing your Withdrawal Guarantee, are intended to minimize the risk to the Company that we will have to make payments to you. Accordingly, the risk against which the Certificate protects, i.e., that your Account Value will be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 by withdrawals and/or poor investment performance and that you live beyond the age when your Account value is reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000, is likely to be small. In this case, you will have paid us Asset Charges for the life of your Certificate and received no payments in return.


THE CONTRACT MAY BE TERMINATED BETWEEN US AND GFWM.

There is a group Contract between us and GFWM. GFWM is an affiliated company. Both GFWM and the Company are subsidiaries of Genworth Financial, Inc. The Contract between GFWM and us may be terminated by either party for reasons unrelated to any action or inaction by you. If the Contract between GFWM and us is terminated, to preserve your Withdrawal Guarantee you must either:

  . Withdraw your Account Value from your GFWM account and invest in another advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to this Certificate. (PLEASE NOTE: ANOTHER PRODUCT OFFERED BY AN INVESTMENT ADVISER ELIGIBLE FOR COVERAGE IS NOT AVAILABLE AT THIS TIME AND MAY NOT BE AVAILABLE IN THE FUTURE); or

  . Withdraw your Account Value from your GFWM account and reinvest the proceeds in a specified annuity contract we or one of our affiliates offer.

IN EITHER CASE ABOVE, YOUR NEW PRODUCT WILL PRESERVE THE AMOUNT OF THE WITHDRAWAL GUARANTEE AT THE TIME UNDER YOUR CERTIFICATE. If you purchase a specified annuity discussed above, you will NOT be assessed any sales or surrender charges on the purchase or sale of the annuity. However, your new product may have higher ongoing fees and charges than those currently assessed by your GFWM Certificate.

In either case above, there may be tax consequences associated with the withdrawals of your Account Value to either invest in another advisory account eligible for coverage by another certificate, or to purchase a specified annuity contract.


If you do not withdraw your Account Value and select one of the options listed above, your Certificate will terminate 60 days after receiving notice of the Contract termination between GFWM and us. If your Certificate terminates, you will lose your Withdrawal Guarantee and you will not receive a refund of the fees paid to us for the benefit. See the "Suspension and Termination Provisions of the Contract and the Certificates" on page 25 of this prospectus.

STRATEGISTS' CHANGES MAY CAUSE THE ASSET ALLOCATION MODEL TO NO LONGER BE IN COMPLIANCE, POTENTIALLY CAUSING CERTIFICATE TERMINATION.

Strategists may make changes to the asset allocation models that may cause the asset allocation models to no longer be in compliance with the required Risk-Return Profile. In addition, GFWM may remove Strategists. Under either circumstance, you must change to another asset allocation model within your Risk-Return Profile within 90 days of receipt of notice or your Certificate will terminate. There may be tax consequences associated with a change to another asset allocation model.

YOU MAY DIE BEFORE RECEIVING PAYMENTS FROM US.

This Certificate is designed to provide protection in many cases to GFWM clients who live beyond life expectancy. Despite general societal increases in longevity, you may not live beyond life expectancy which may decrease the likelihood you will receive Guaranteed Income payments under the Certificate. However, because the Certificate also protects against market risk, you do not have to live beyond life expectancy to receive payments under the Certificate.

YOU MAY NOT LIVE LONG ENOUGH TO RECEIVE ENOUGH INCOME TO EXCEED THE AMOUNT OF TOTAL FEES PAID.

This product is designed to provide protection to GFWM clients against the risk of outliving the assets in their GFWM Account. However, even if you live long enough to begin to receive Guaranteed Income, you may not live long enough to receive enough income to exceed the amount of the total fees you have paid for the Certificate.

THE CERTIFICATE DOES NOT PROTECT THE ASSETS IN YOUR GFWM ACCOUNT FROM YOUR CREDITORS.

The assets in your Account are owned by you and not us. We have no control over any of the assets in your Account. The assets in your Account are not subject to our creditors. However, assets in your Account may be subject to being directly attached by your creditors. Moreover, because you may at any time sell the assets in your Account in your complete and sole discretion and without any permission from us, you are entitled at any time to pledge those assets as collateral for a loan. There is a risk that if you pledge the assets in your Account as collateral for a loan and the value of the assets in your Account decrease in value, your creditor may liquidate assets in your Account to pay the loan. The liquidation of the Assets will be considered a Withdrawal from your Account and it may reduce your Withdrawal Guarantee. Using the assets in your Account as collateral for a loan, therefore, may cause you to lose the protection afforded by the Certificate.

EARLY WITHDRAWALS AND EXCESS WITHDRAWALS MAY SUBSTANTIALLY REDUCE YOUR
GUARANTEE.

If you take withdrawals before age 65 (or in the case of Joint Participants, the younger Participant's age 65), or if you take more than the Withdrawal Guarantee in a given year after that date, you will adversely affect the benefits under the Certificate.

WE RESERVE THE RIGHT TO CHANGE THE WITHDRAWAL GUARANTEE FACTORS ON JANUARY 1/ST/ OF EACH YEAR.

We reserve the right to change the Withdrawal Guarantee Factors on January 1/st/ of each year, including the right to reduce your current Withdrawal Guarantee Factor. If we reduce your Withdrawal Guarantee Factor, it is less likely that your Withdrawal Guarantee will increase on any subsequent Birthday, even if your Account Value is increased due to positive investment performance. Your current Withdrawal Guarantee will not be reduced if we lower the Withdrawal Guarantee Factor. However, because we may change the Withdrawal Guarantee Factor, it is possible that younger Certificate Owners will pay more for the same benefit than older Certificate Owners (those Owners that are closer to age 65).

YOU MAY CHOOSE TO CANCEL YOUR CERTIFICATE PRIOR TO A SEVERE MARKET DOWNTURN.

The Certificate is designed to protect you from outliving the assets in your Account. If you terminate the Certificate before reaching the Guarantee Phase, we will not make payments to you, even if subsequent market performance reduces your Account Value below the minimum amount specified in your Certificate when your Certificate was in force.

CLAIMS PAYING ABILITY OF THE COMPANY.


Any payments we are required to make to you under the Certificate will depend on our long term ability to make such payments. See "Financial Condition of the Company" on page 24 and "Genworth Life and Annuity Insurance Company" on page 34.


TAX CONSEQUENCES.


THE CERTIFICATE IS NOVEL AND INNOVATIVE. WHILE THE INTERNAL REVENUE SERVICE ("IRS") HAS RECENTLY ISSUED FAVORABLE PRIVATE LETTER RULINGS ("PLRS") CONCERNING PRODUCTS SIMILAR TO THE CERTIFICATE ISSUED BY OTHER INSURANCE COMPANIES, THESE RULING ARE NOT BINDING ON THE IRS WITH RESPECT TO THE CERTIFICATE. We intend to treat your Certificate as an annuity contract in reporting taxable income attributable to the Certificate to you and to the Internal Revenue Service. Assuming the Certificate is correctly treated as an annuity contract for tax purposes, guaranteed income payments made to you after your Account Value has been reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 or upon reaching age 100 (or the younger Participant's age 100) will be ordinary income to you that is taxable to the extent provided under the tax rules for annuities. (It is also possible that in certain circumstances your guaranteed income payments might be subject to the 10% penalty tax imposed under Section 72(q) of the Code, particularly with respect to guaranteed income payments received before you reach age 59 1/2.) Similarly, if you exercise your right to liquidate your Account and apply all of the proceeds to purchase the "Alternative Annuity Payment option" described later in this prospectus, these payments should also be treated as ordinary income that is taxable to the extent provided under the tax rules for annuities. We believe that, in general, the tax treatment of transactions involving investments in your Account more likely than not will be the same as it would be in the absence of the Certificate. You should also be aware that you may have tax consequences if your Strategist changes its asset allocation models or if you are required to change your asset allocation model because your current model no longer falls within the investment parameters permitted by us. WE CAN PROVIDE NO ASSURANCES, HOWEVER, THAT A COURT WOULD AGREE WITH THE FOREGOING INTERPRETATIONS OF THE LAW IF THE INTERNAL REVENUE SERVICE WERE TO CHALLENGE THE FOREGOING TREATMENT. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE. See "Taxation of the Certificate" on page 27 for further discussion of tax issues relating to the Certificate.


THE CERTIFICATE

The Certificate is a group guaranteed income annuity certificate offered to clients of the GFWM Program. While you generally will not have personal contact with representatives of GFWM, GFWM is a registered investment adviser that serves as one of your investment advisers for this product for the limited purpose of providing asset allocation models that meet the investment risk criteria required to maintain the guaranteed minimum lifetime income benefits that may be provided by the Certificate. Certificates are offered only to participants in the GFWM Program whose assets are invested in accordance with designated asset allocation models available under the GFWM Program. The Certificates are designed for GFWM Program participants who intend to use the investments in their Account as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Account Value) to provide income payments for retirement or for other purposes. For more information about the GFWM Program, you should talk to your Advisor and review the materials provided concerning the GFWM Program.

As the owner of the group Contract under which the Certificates are offered, GFWM is the entity responsible for administering the Certificate on your behalf during the Account Phase. This responsibility includes obtaining your instructions as to whether you want to use your Account Value to purchase the "Alternative Annuity Payment" option described later in this prospectus, and if so, how you want payments to be made to you. You may elect to purchase this Alternative Annuity Payment option at any time before age 100 (or the younger Participant's age 100). GFWM is also responsible for transferring to us your Account Value at the time you elect to purchase the Alternative Annuity Payment option. GFWM and/or your custodian may require your written authorization to complete this transfer. Any delay in providing such authorization, if required, may delay your income payments. GFWM makes available asset allocation models for your use and administers your Certificate during the Account Phase of the Certificate. GFWM is an affiliate of the Company, but neither we nor GFWM manage your Account. Your account is managed by your own investment adviser and administered by the custodian of your GFWM Account.

The Certificate provides for a guaranteed income over the remaining life of the Participant (or in certain circumstances if there are Joint Participants, for the remaining lives of both Joint Participants), based on the Withdrawal Guarantee, should the Account Value drop below the greater of your most recently determined Withdrawal Guarantee and $20,000. Provided all contractual terms have been satisfied, we will make continuing payments for the lifetime of the Participant (or in certain circumstances if there are Joint Participants, for the remaining lives of both Joint Participants) in the form of fixed annuity payments equal to the Withdrawal Guarantee (or payments under the Alternative Annuity Payment option amount if greater).

As noted above, in certain circumstances the Certificate will provide for a guaranteed income over the remaining lives of Joint Participants. Joint Participants are guaranteed to receive income payments over both of their remaining lives only if they are the Joint Owners of the Certificate and are spouses as recognized by applicable Federal law. You should be aware that the laws of some states afford benefits of the marriage relationship to certain persons who are not considered to be married for purposes of Federal law ("civil union partners") and that we permit civil union partners to be Joint Participants under the Certificate when required by state law. However, you should also be aware that restrictions imposed by federal tax law upon the death of a Joint Owner or Joint Participant may limit the benefits of naming a civil union partner as a Joint Owner and Joint Participant. In particular, in situations where Joint Owners are civil union partners and one Joint Owner dies before guaranteed income payments begin, a non-qualified Certificate is required to terminate no later than the fifth anniversary of that individual's death. Such termination could occur before the Certificate provides any guaranteed income payments or prematurely terminate guaranteed income payments while the Joint Participant is alive. Civil union partners considering purchasing a Certificate should consult their tax and financial advisors before purchasing a Certificate to determine whether such a Certificate is suitable to their circumstances, particularly if the civil union partners are contemplating the purchase of a non-qualified Certificate with Joint Owners or Joint Participants.

MANAGEMENT OF YOUR GFWM ACCOUNT

The Certificate provides supplemental protection relating to your GFWM Program investments by ensuring that, regardless of how your investments actually perform or the actual value of your investments when you begin your withdrawal program from your GFWM Account for retirement or other purposes, you will receive predictable income payments for as long as you live.

The GFWM Program is offered through investment advisors (each, an "Advisor") who generally act as a client's primary contact with respect to the GFWM programs. The Advisor evaluates the client's needs and objectives, recommends a risk return profile ("Risk-Return Profile") (frequently through the completion by the client of a "Discovery Workbook" provided by GFWM), and consults with the client concerning the client's participation in the GFWM Program. The Advisor may also recommend a specific asset allocation model.

You should note that the Company issues the Certificates, but the Company is not your investment adviser and does not provide investment advice to you in connection with the Certificate.

Asset allocation models that correspond to two Risk-Return Profiles -- the Moderate Risk-Return Profile and the Moderate Growth Risk-Return Profile -- are designated for use with the Certificate. These two Risk-Return Profiles are designed with several goals in mind. The Moderate Risk-Return Profile corresponds to a "moderate" asset allocation strategy. The Moderate Growth Risk-Return Profile corresponds to a "moderate growth" allocation strategy.


The Moderate Risk-Return Profile is considered a balanced allocation strategy and is designed for current income and long-term capital appreciation. This Profile is broadly diversified, with allocations to U.S. fixed income instruments to provide current income and to U.S. and international equity instruments to enhance diversification, protect the real value of principal and enhance long-term returns. The target allocation mix is 60% equities and 40% fixed income. The Moderate Growth Risk-Return Profile is considered a balanced growth allocation and is designed for long-term capital appreciation, with a secondary objective of moderate current income. Assets are predominately allocated to U.S. equity instruments to provide long-term capital appreciation and to protect the real value of principal. International instruments may be included to provide diversification and enhance long-term returns. U.S. fixed income instruments may be included to provide current income and diversification. The target allocation mix is 70% - 75% equities and 25% - 30% fixed income investments.

Your Account Value is required to remain invested at all times in accordance with an asset allocation model with the same Risk-Return Profile as the model you select when you purchase a Certificate. In other words, you may not switch between the Moderate and the Moderate Growth Risk-Return Profiles and still maintain the Withdrawal Guarantee. However, if your Certificate is issued prior to September 1, 2010, you may switch from one Strategist's asset allocation model to another Strategist's model that is within the same Risk-Return Profile.


The oversight of the asset allocation models is managed by GFWM. The actual development and maintenance of the models is performed by Strategists retained by GFWM. GFWM reviews such asset allocation models and monitors the execution and maintenance of the asset allocation models. Neither we nor the provisions of the Certificate determine or direct the management of the investments in your Account. Investments in accordance with the various asset allocation models are the same whether or not a client purchases the Certificate. If you cancel your Certificate but choose to remain in the asset allocation model you previously selected, no change will occur to the asset allocation model solely because you canceled your Certificate with us.

Each of the Strategists provides asset allocation models that correspond to the Moderate Risk-Return Profile and the Moderate Growth Risk-Return Profile. The goal is to provide clients with a variety of asset allocation models for attaining the client's investment objectives. The use of asset allocation models is intended to reduce your market risk over time thereby reducing the possibility that we will be required to make Guaranteed Income payments under the Certificate.

You and your Advisor should review each Strategist's style and the available asset allocation models prior to making the election of which model(s) to follow in your own Account under the GFWM Program. Each of the Strategists is evaluated periodically (typically quarterly) by GFWM and its investment oversight committee to assess if the Strategist is performing its role of developing and maintaining models properly. From time to time, GFWM adds Strategists to or removes Strategists from the GFWM Program. Except as provided in the following paragraph, your Account Value is required to remain invested at all times in accordance with an asset allocation model of one of the currently approved Strategists in the GFWM Program.

Clients may impose "reasonable restrictions" on the management of their Accounts in accordance with an asset allocation model. Whether a particular restriction is reasonable is a factual determination that will be made by GFWM in the context of each requested restriction. In general, requests that an Account not invest in a particular mutual fund or ETF and requests not to invest Account assets in an asset class that has a small allocation under the asset allocation model that the client has selected will be considered reasonable. In contrast, restrictions that are fundamentally inconsistent with the basic approach of an asset allocation model or that would result in an investment allocation for the client that does not correspond to the Risk-Return Profile to which the selected asset allocation model normally corresponds would not be considered reasonable.


A table is set forth below which shows each Strategist available for each Risk-Return Profile and the asset classes each Strategist currently recommends for each available asset allocation model. Certain asset allocation models provide for investments in mutual funds, others use ETFs, while others use a combination of mutual funds and ETFs. The types of asset allocation models are shown. All asset allocation models shown below are available to Certificates issued prior to September 1, 2010. If your Certificate is issued on or after September 1, 2010, you may only choose either the GFAM 60/40 Strategy or the GFAM 70/30 Strategy.



             MUTUAL FUNDS
------------------------------------------------------------------------------------------------------------------------
             STRATEGIST                         US EQ  INTL EQ EMG MKTS US BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
------------------------------------------------------------------------------------------------------------------------
Moderate     Callan (Global)                    40.00%  17.00%   0.00%   38.00%     0.00%      0.00%   3.00% 2.00% 0.00%
Risk Return  Callan (Domestic)                  58.00%   0.00%   0.00%   38.00%     0.00%      0.00%   2.00% 2.00% 0.00%
Profile      Callan (Hedged)                    40.00%  17.00%   0.00%   30.94%     0.00%      0.00%   3.00% 2.00% 7.06%
             Goldman Sachs Asset Management     32.40%  23.00%   5.90%    6.10%    20.20%      2.80%   3.30% 2.00% 4.30%
             JP Morgan Asset Management         42.00%  14.00%   6.00%   27.00%     0.00%      2.00%   3.00% 2.00% 4.00%
             Litman/Gregory Asset Management    25.50%  10.00%   0.00%   55.50%     0.00%      7.00%   0.00% 2.00% 0.00%
             Litman/Gregory Asset Mgt AM Funds  25.50%  11.00%   0.00%   56.50%     0.00%      5.00%   0.00% 2.00% 0.00%
             New Frontier Advisors              32.67%  24.27%   0.00%   35.41%     0.00%      0.00%   5.65% 2.00% 0.00%



                 MUTUAL FUNDS
----------------------------------------------------------------------------------------------------------------------------
                 STRATEGIST                         US EQ  INTL EQ EMG MKTS US BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
----------------------------------------------------------------------------------------------------------------------------
Moderate Growth  Callan (Global)                    50.00%  21.00%   0.00%   23.00%     0.00%      0.00%   4.00% 2.00% 0.00%
Risk Return      Callan (Domestic)                  72.00%   0.00%   0.00%   22.00%     0.00%      0.00%   4.00% 2.00% 0.00%
Profile          Goldman Sachs Asset Management     41.90%  30.70%   6.80%    3.20%     5.20%      2.80%   3.30% 2.00% 4.10%
                 JP Morgan Asset Management         51.00%  17.00%   8.00%   16.00%     0.00%      2.00%   4.00% 2.00% 0.00%
                 Litman/Gregory Asset Management    40.00%  15.00%   0.00%   36.00%     0.00%      7.00%   0.00% 2.00% 0.00%
                 Litman/Gregory Asset Mgt AM Funds  41.50%  14.00%   0.00%   37.50%     0.00%      5.00%   0.00% 2.00% 0.00%
                 New Frontier Advisors              38.83%  32.78%   0.00%   19.81%     0.00%      0.00%   6.58% 2.00% 0.00%





                 ETFS
-----------------------------------------------------------------------------------------------------------------------
                 STRATEGIST                    US EQ  INTL EQ EMG MKTS US BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
-----------------------------------------------------------------------------------------------------------------------
Moderate         Avatar Associates             39.20%   9.80%   4.50%   38.10%     0.00%      0.00%   2.60% 5.80% 0.00%
Risk Return      New Frontier Advisors         33.81%  18.71%   4.54%   34.84%     1.21%      0.00%   3.89% 2.00% 1.00%
Profile          State Street Global Advisors  39.00%  16.00%   4.00%   32.50%     1.50%      0.00%   3.00% 2.00% 2.00%
-                ------------------------------------------------------------------------------------------------------
Moderate Growth  Avatar Associates             46.40%  14.20%   4.80%   23.10%     0.00%      0.00%   2.70% 8.80% 0.00%
Risk Return      New Frontier Advisors         40.48%  24.52%   6.52%   20.73%     1.14%      0.00%   4.61% 2.00% 0.00%
Profile          State Street Global Advisors  49.00%  20.00%   5.00%   18.00%     1.00%      0.00%   3.00% 2.00% 2.00%

                 COMBINATION MUTUAL FUNDS AND
                 ETFS
-----------------------------------------------------------------------------------------------------------------------
                 STRATEGISTS                   US EQ  INTL EQ EMG MKTS US BONDS INTL BONDS EMG. BONDS REITS CASH  OTHER
-----------------------------------------------------------------------------------------------------------------------
Moderate
Risk Return
Profile              GFAM 60/40 Strategy       50.00%  10.00%   0.00%   36.00%     0.00%      0.00%   0.00% 4.00% 0.00%
-----------------------------------------------------------------------------------------------------------------------
Moderate Growth
Risk Return
Profile              GFAM 70/30 Strategy       58.00%  12.00%   0.00%   28.00%     0.00%      0.00%   0.00% 2.00% 0.00%


U.S. EQUITIES -- this asset class is generally represented by investments in the equity of U.S. publicly traded companies across various capitalization ranges.

INTERNATIONAL EQUITIES -- this asset class is generally represented by investments in the equity of publicly traded companies based in countries other than the U.S., also referred to as "Developed Markets" which are typically classified in the MSCI EAFE index. Exposure may include companies across various capitalization ranges. (The Morgan Stanley Capital International Europe, Australia and Far East Index (MSCI EAFE) is an unmanaged index holding approximately 1,000 companies traded on 20 stock exchanges from around the world, excluding the U.S.A., Canada, and Latin America.)

EMERGING MARKETS EQUITIES -- this asset class is generally represented by investments in the equity of publicly traded companies based in emerging market countries as typically classified in the MSCI Barra Emerging Markets index. (The MSCI Emerging Markets Index is a free float-adjusted market capitalization index. As of August 2005, the index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Jordan, Korea, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, Turkey and Venezuela.)

US BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and government entities based in the United States.

INTERNATIONAL BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and governments domiciled outside of the U.S., also referred to as "Developed Markets." Securities from countries classified as emerging markets are excluded.

EMERGING MARKETS BONDS -- this asset class is generally represented by investments in corporate and government bonds issued by companies and governments based in emerging market countries.

REITS -- this asset class is generally represented by investments in common stocks and other publicly traded real estate securities, such as Real Estate Investment Trusts (REITs) and Real Estate Operating Companies.

CASH -- this asset class is generally represented by investments in money market mutual fund vehicles and bank deposit accounts sponsored by custodial entities for use as cash management vehicles.

OTHER -- this category is represented by investments in asset categories that are not defined in the above classifications, including but not limited to such areas as commodities, currencies and other specialty asset categories.
Each Strategist may change its asset allocation models, such as by revising the percentages allocated to various asset classes and the specific mutual funds or ETFs used for investing in a particular class. When your asset allocation model is updated, GFWM will reallocate your Account Value in accordance with any changes to the model you have selected. This means the allocation of your Account Value, and potentially the securities, in which you are invested, will change to reflect the allocations and securities in the updated model. Reallocation transactions may have tax consequences. For example, any sales resulting from a reallocation will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase new Account investments that satisfy the revised asset allocation model(s) on a tax-free basis (unless your Account is an IRA Account). The amount of your Guaranteed Income payments will not be reduced if your investments are reallocated in accordance with the revised model. If you do not accept the changes to your selected model (subject to any reasonable restrictions you have imposed), the amount of Guaranteed Income payments will be reduced or your Certificate may terminate. Upon any termination any fees previously paid for the Certificate will not be returned with the exception of the portion of that quarter's Asset Charge which is equal to the number of days remaining in the quarter.

If a Strategist makes a change which causes the asset allocation model to no longer fall within its corresponding specific Risk-Return Profile, then, within 90 days of receipt of notice, you must change to another asset allocation model currently available within the Risk-Return Profile you selected at the time the Certificate was issued. If you do not select another asset allocation model within the notice period, your Certificate will terminate.


Strategists generally utilize either strategic (passive) or tactical (active) asset allocation. Asset allocation models using strategic asset allocation are generally revised on a quarterly or annual basis. Models using tactical asset allocation are revised in accordance with the Strategist's perception of changes in market conditions. Revisions of tactical models could take place more or less frequently than quarterly. If you do not approve of changes made by the Strategist, you may still keep your Withdrawal Guarantee if you switch to another asset allocation model available with the Risk-Return Profile selected at the time the Certificate is issued. A Certificate Owner is permitted to switch models within their Risk-Return Profile, including switching between mutual fund and ETF Accounts, so long as the changes meet GFWM's account minimums and are made between asset allocation models available within the Risk-Return Profile selected at the time the Certificate is issued. Certificate Owners are NOT currently permitted to switch between Profiles, although we reserve the right to permit such switching in the future.


The asset allocation models offered by GFWM are subject to the same risks faced by similar asset allocation models offered in the market, including, without limitation, market risk (the risk of an overall down market), interest rate risk (the risk that rising or declining interest rates will hurt your investment returns), idiosyncratic risk (the risk that an individual asset will hurt your returns) and concentration risk (the risk that due to concentrations in a certain segment of the market which performs poorly, your returns are lower than the overall market). The asset allocation models may not achieve their respective investment objectives regardless of whether or not you purchase the Certificate.

GFWM provides you or your Advisor with written descriptions of each of the Strategists, an overview of the firm's key personnel, and a summary of the prior performance of each Model. GFWM has software applications which provide your Advisor with the capability of directly monitoring its client accounts, downloading information concerning changes in the GFWM Program, and accessing current information relating to the GFWM Program. You are provided with custodial reports from an independent third-party custodian and quarterly performance reports.

Your Advisor provides the specific advice to you concerning the Strategist(s) and model(s) you chose. Your Advisor and/or you retain discretion to choose the Strategist(s), and the model(s) from the approved list of asset allocation models in order to maintain the Withdrawal Guarantee and the initial Risk-Return Profile. YOU SHOULD UNDERSTAND, HOWEVER, THAT APPLICABLE FEDERAL AND STATE LAWS AND REGULATIONS RELATING TO BROKER-DEALERS AND INSURANCE AGENTS MAY PRECLUDE YOUR ADVISOR FROM PROVIDING ADVICE TO YOU REGARDING THE CERTIFICATE.

THE ACCOUNT PHASE OF THE CERTIFICATE

As stated previously in this prospectus, the Certificate has two phases: an "Account Phase" and "Guarantee Phase." The Account Phase is described in the following section of this prospectus.

Important definitions you will need to understand are the following:
"Withdrawals" are any withdrawals from your Account that are not shown in the Certificate as a "Withdrawal Exception." Amounts you may withdraw pursuant to the Withdrawal Guarantee are "Guaranteed Withdrawals."

THE ACCOUNT PHASE BEGINS ON THE "CERTIFICATE DATE," WHICH IS THE DATE YOUR CERTIFICATE IS ISSUED BY US. THERE ARE SEVERAL IMPORTANT ASPECTS OF THE ACCOUNT PHASE YOU SHOULD UNDERSTAND. THEY ARE:

  .  Determination of the Birthday and the date you may begin taking Withdrawals

  .  Calculation of the initial Withdrawal Guarantee

  .  Calculating changes to your Withdrawal Guarantee

  .  Computing your Asset Charge

  .  Managing your Withdrawals

  .  Determining if and when the Guarantee Phase of your Certificate will begin.

HOW ARE THE BIRTHDAY AND THE DATE WITHDRAWALS MAY BEGIN BEING CALCULATED?

  . If you are the sole Owner and Participant, the Birthday is the anniversary of your date of birth each year. If there is also a Joint Participant, the Birthday is the anniversary of the date of birth of the younger person. If the younger Joint Participant dies before the other Participant, the Birthday does not change.

  . The date Withdrawals may begin is the date you reach age 65. On or after this date, you may begin to take Guaranteed Withdrawals from your Account. This date will be listed on your Certificate.

  . If there is a Joint Participant (who must be the spouse, as recognized under applicable Federal law, of the other Participant) on the Certificate, the date Withdrawals may begin is the 65th birthday of the younger person. If the younger person passed their 65th birthday before the Certificate was purchased, this date is the Certificate Date.

  . Once a Certificate is issued, we will not change the stated date Withdrawals may begin other than for error correction. We reserve the right to increase the age for Withdrawals from age 65 for Certificates not yet issued.

HOW IS THE INITIAL WITHDRAWAL GUARANTEE CALCULATED?

WHAT IS THE WITHDRAWAL GUARANTEE? The Withdrawal Guarantee is the amount that you may withdraw from your

Account each year after age 65 without reducing the guaranteed minimum lifetime income under the Certificate. Understanding and managing the Withdrawal Guarantee has a direct impact on the amount of Guaranteed Income payments (if any) we will pay to you in the Guarantee Phase under the Certificate. You should pay very close attention to the Withdrawal Guarantee over the life of your Certificate and understand how it is computed and how it can increase and decrease. Such calculations are described in the following sections.

WHAT IS THE WITHDRAWAL GUARANTEE FACTOR? The Withdrawal Guarantee Factor is currently 5%. This Factor may be a percentage or mathematical formula used, along with your Account Value, to determine your Withdrawal Guarantee. We reserve the right to change the Factor on January 1st of each year. You will be provided at least 30 days prior notice of any changes. If there is a Withdrawal Guarantee Factor change, calculations using this new Factor will be compared to the current Withdrawal Guarantee. If the result is lower, you will retain your current Withdrawal Guarantee, (unless your Withdrawal Guarantee is impaired by any Early Withdrawals or Excess Withdrawals). Therefore, the Initial Withdrawal Guarantee cannot decrease as a result of a change in the Withdrawal Guarantee Factor.

WHAT IS A WITHDRAWAL YEAR? You must have reached age 65 to have a Withdrawal Year. Once you reach age 65, a Withdrawal Year is the year between two Birthdays. It is the period during which you can take your annual Withdrawal Guarantee.


WHAT IS A VALUATION DAY? Your Account will be invested in mutual funds and/or ETF shares that are valued by the mutual funds or the ETFs in accordance with applicable legal and regulatory requirements. GFWM will calculate your Account Value and provide it to us on each day the New York Stock Exchange is open for trading. These days are referred to as Valuation Days. If for any reason the share value of one or more funds or ETFs is not available to GFWM on a Valuation Day, GFWM will calculate your Account Value using the last share price provided by the mutual fund or the ETFs.


Your initial Withdrawal Guarantee is equal to the Account Value on your Certificate Date multiplied by the Withdrawal Guarantee Factor.

   EXAMPLE: Assume in the following example that you are the sole Owner and Participant and that you are invested in accordance with the Moderate Risk-Return Profile with an Account Value of $500,000. In this case, your initial Withdrawal Guarantee is:

   $500,000, multiplied by the Withdrawal Guarantee Factor of 5%, for an initial Withdrawal Guarantee of $25,000.

ARE YOU PERMITTED TO START TAKING GUARANTEED WITHDRAWALS IMMEDIATELY? If you are over age 65 when the Certificate is issued, you may begin to take Guaranteed Withdrawals immediately or at anytime thereafter. In that case, if you take Withdrawals before your next Birthday, you are limited to an amount proportional to the number of days until your next Birthday.

     EXAMPLE: Assume in the following example that you are the sole Owner and Participant and that you are invested in accordance with the Moderate Risk-Return Profile with an Account Value of $500,000. Also assume that today is March 31st, that your Birthday is July 1st and that you are currently over 65 years old.

     Your initial Withdrawal Guarantee is:

     $500,000, multiplied by the Withdrawal Factor of 5%;
     for an initial Withdrawal Guarantee of $25,000.

     If you wish to take Guaranteed Withdrawals before your next Birthday, you may Withdraw the following amount:

     Existing Withdrawal Guarantee of $25,000, multiplied by 91 days until your next Birthday, divided by 365, equals $6,232.88 in Guaranteed Withdrawals you may take before your next Birthday.

     In each Withdrawal Year following your Birthday, you may take the full $25,000 amount of Guaranteed Withdrawals at any time during the year (unless your Withdrawal Guarantee changes).

HOW ARE INCREASES TO THE WITHDRAWAL GUARANTEE CALCULATED?

INCREASES (IF ANY) MAY OCCUR ONLY ON YOUR BIRTHDAY.   Increases to the
Withdrawal Guarantee can occur as a result of additional investments in your Account that you make and by positive investment performance by your Account. Each year on your Birthday, we will perform a calculation to see if your Withdrawal Guarantee is increased. If your Account Value, multiplied by the then current Withdrawal Guarantee Factor, equals an amount greater than your current Withdrawal Guarantee, we will increase your Withdrawal Guarantee to the higher amount. Once this increase occurs, your new Withdrawal Guarantee can decrease only as set forth in the "How are Decreases to the Withdrawal Guarantee calculated?" section below.

   EXAMPLE: Assume in the following example that you are the sole Owner and Participant, that your initial Account Value was $500,000 and that your initial Withdrawal Guarantee was $25,000. Assume further that as a result of additional investments you have made, Guaranteed

   Withdrawals you have taken, gains and losses in your Account and the various fees you have paid from your Account, your current Account Value on your next Birthday is $600,000.

   Your new Withdrawal Guarantee would be:

   (1) The greater of your prior Withdrawal Guarantee of $25,000; and

   (2) Your current Account Value of $600,000, multiplied by, the Withdrawal Guarantee Factor of 5% equaling $30,000.

   Since $30,000 is greater than $25,000, your new Withdrawal Guarantee is $30,000.

As noted above in "How is the Withdrawal Guarantee Calculated? -- What is the Withdrawal Guarantee Factor?," we reserve the right to change the Withdrawal Guarantee Factor on January 1st of each year. If we reduce your Withdrawal Guarantee Factor, it is less likely that your Withdrawal Guarantee will increase on any subsequent Birthday. For example, if the Withdrawal Guarantee Factor was 4% in the above Example instead of 5% and all of the other assumptions were the same, the preceding Withdrawal Guarantee would not have increased. The Example is restated below to show the effect of a reduction in the Withdrawal Guarantee Factor from 5% to 4%:

   EXAMPLE: Assume that you are the sole Owner and Participant, that your initial Account Value was $500,000 and that your initial Withdrawal Guarantee was $25,000. Assume further that as a result of additional investments you have made, Guaranteed Withdrawals you have taken, gains and losses in your Account and the various fees you paid from your Account, your current Account Value on your next Birthday is $600,000.

   Your new Withdrawal Guarantee would be:

   (1) The greater of your prior Withdrawal Guarantee of $25,000; and

   (2) Your current Account Value of $600,000, multiplied by the current Withdrawal Guarantee Factor of 4%; equaling $24,000.

   Since $25,000 is greater than $24,000, your current Withdrawal Guarantee of $25,000 does not increase.

   However, if instead of your Account Value on your next Birthday being $600,000, it is $700,000, your Withdrawal Guarantee would increase, because your current Account Value of $700,000, multiplied by the current Withdrawal Guarantee Factor of 4% equals $28,000. Since $28,000 is greater than $25,000, your Withdrawal Guarantee would increase to $28,000.

OTHER INCREASES IN THE WITHDRAWAL GUARANTEE.

Your Certificate will contain an endorsement, for which there is no additional Asset Charge. The endorsement may serve to increase your Withdrawal Guarantee on your Birthday, so long as you have not taken a Withdrawal from your Account since your Certificate Date.

On your Birthday, if no Withdrawals have been taken since the Certificate Date, the Withdrawal Guarantee will be the greater of: (1) the Withdrawal Guarantee computed as described above; and (2) the Withdrawal Guarantee due to Total Additions. "Total Additions" are described below:

Total Additions Feature:

   "Additions" are amounts, not set forth as addition exceptions in the Certificate, that are received and applied to your Account after the Certificate Date. "Total Additions" is the sum of the initial Account Value on the Certificate Date plus any Additions. The Withdrawal Guarantee is equal to the total Withdrawal Guarantee that the Total Additions (including the original payment) would purchase.

   EXAMPLE: Assume that your Certificate Date was February 1/st/ of this year, and that your initial Account Value and Withdrawal Guarantee were $100,000 and $5,000 respectively. Also assume that the market declined, bringing your Account Value to $90,000 by July 1/st/. If you made a subsequent Addition of $10,000 on August 1, and if you have not made any Withdrawals since the Certificate Date, on your next Birthday (assume September 1/st/) your Withdrawal Guarantee under this feature would be:

   Total Additions (including original payment) x Withdrawal Guarantee Factor ($100,000 + $10,000) x 5% = $5,500

   The importance of the Total Additions feature is that losses in your Account due to poor investment performance are ignored for purposes of calculating your Withdrawal Guarantee, so that you are more likely to get the benefit of positive investment performance and Additions. However, it is important to remember that the Total Additions feature only applies as long as you do not take any Withdrawals from your Account.

90 Day Feature:

   On the 90/th/ day following the Certificate Date, we will perform and apply all calculations permitted to increase your Withdrawal Guarantee as if it were your Birthday. This will only occur once during the term of your Certificate.

   EXAMPLE: Assume for this example that your Certificate Date is June 1, 2010. Your initial Account Value is $200,000 and your initial Withdrawal Guarantee is $10,000. On August 29, 2010, 90 days after the Certificate Date, your Account Value is $300,000 due to several Additions. Your new Withdrawal Guarantee on the 90/th /Day would be $15,000.


   $300,000 x 5% = $15,000

HOW ARE DECREASES TO THE WITHDRAWAL GUARANTEE CALCULATED?

Your Withdrawal Guarantee will decrease for two specific types of Withdrawals:
(1) an Early Withdrawal and (2) an Excess Withdrawal.

WHAT IS AN EARLY WITHDRAWAL? An Early Withdrawal is any Withdrawal prior to age 65. Early Withdrawals may significantly lower your Withdrawal Guarantee; therefore, you should carefully consider your decision to take Withdrawals prior to age 65. The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other types of transactions involving your Account Value.

If your Certificate is issued after age 65, you do not have to be concerned about an Early Withdrawal.

Each time you make an Early Withdrawal, your Withdrawal Guarantee will be reduced to the lower of: (1) an amount equal to the Withdrawal Guarantee you would have if you bought a new Certificate on the day of the Early Withdrawal and (2) your prior Withdrawal Guarantee. Here is an example:

   EXAMPLE: Assume for this example that you purchased the Certificate at age 57 and that you are now age 58. Assume further that your current Withdrawal Guarantee is $10,000 and that your Account Value yesterday was $215,000. Your withdrawal today was $25,000 and your Account Value at the end of the day today is $189,000 (a reduction being the result of the Withdrawal and investment losses of $1,000).

   Because you are under age 65, this is an Early Withdrawal. Your adjusted Withdrawal Guarantee will be the lower of:

   (1) Account Value of $189,000, multiplied by the then current Withdrawal Guarantee Factor of 5%, equaling $9,450; and

   (2) Withdrawal Guarantee yesterday of $10,000.

   Because $9,450 is less than $10,000, your new Withdrawal Guarantee will be $9,450.

WHAT IS AN EXCESS WITHDRAWAL? Once you are age 65 or more, an Excess Withdrawal occurs each time you Withdraw more in a Withdrawal Year than your Withdrawal Guarantee. An Excess Withdrawal may substantially reduce your Withdrawal Guarantee. You should carefully consider the consequences of Excess Withdrawals. The Certificate does not require us to warn you or provide you with notice regarding potentially adverse consequences that may be associated with any Withdrawals or other types of transactions involving your Account Value.

Each time you make an Excess Withdrawal, your Withdrawal Guarantee will be reduced to the lower of: (1) an amount equal to the Withdrawal Guarantee you would have if you bought a new Certificate on that day and (2) your prior Withdrawal Guarantee.

   EXAMPLE: Assume that your current Withdrawal Guarantee is $20,000 and that your Account Value yesterday was $390,000. Assume also that while you have not taken any Withdrawals since your last Birthday, you decide to take a $30,000 Withdrawal today. This is an Excess Withdrawal. If your Account Value at the end of the day today is $360,000, your new Withdrawal Guarantee will be:

   The lower of:

   (1) Account Value $360,000, multiplied by the current Withdrawal Guarantee Factor of 5%, equaling $18,000; and

   (2) Withdrawal Guarantee as of yesterday equal to $20,000.

   Since $18,000 is lower than $20,000, your new Withdrawal Guarantee will be $18,000.

In the case of an Early Withdrawal or an Excess Withdrawal, you will have 30 days to restore the Withdrawal Guarantee to the amount that was in effect prior to the Early or Excess Withdrawal. To do so, you must do the following:

   (1) Make additional payments to your Account equal to or greater than the Early or Excess Withdrawal amount; and

   (2) Request that we restore your Withdrawal Guarantee.

WHAT ARE SOME THINGS TO CONSIDER IN MANAGING YOUR WITHDRAWALS FROM YOUR ACCOUNT?

There are many factors that will influence your decision of when to take Withdrawals from your Account, and in what amount. No two investors' situations will be exactly the same. You should carefully weigh your decision to take Withdrawals from your Account, the timing of the Withdrawals and their amount. You should consult with your Advisor and a tax advisor.

In addition to the advice you receive, here are a few things to consider. First, Early Withdrawals and Excess Withdrawals will reduce your Withdrawal Guarantee. The reduction may be substantial, especially if your Account Value is significantly lower than it was when the Withdrawal Guarantee was last computed or adjusted. Consider if you have other sources of income, especially non-guaranteed income, before making such Withdrawals.

Second, once you are ready to take Guaranteed Withdrawals from your Account, consider setting up a quarterly, monthly or other systematic withdrawal program through your Advisor, custodian or other service provider. Doing so may help limit the risk that you will make an Excess Withdrawal. You may plan to update the systematic withdrawal each year on your Birthday in case your Withdrawal Guarantee has increased.

Third, consider the timing of taking any Withdrawals. Because your Withdrawal Guarantee can increase on your Birthday and is generally based on the Account Value and the Withdrawal Guarantee Factor, the higher your Account Value is on your Birthday, the more likely you will be to receive an increase in your Withdrawal Guarantee. You might have a higher Withdrawal Guarantee if you defer the Withdrawal until after your Birthday. MORE GENERALLY, ONCE YOU HAVE REACHED AGE 65, YOU SHOULD CONSIDER THAT THE LONGER YOU WAIT TO BEGIN MAKING WITHDRAWALS, THE LESS LIKELY YOU WILL BE TO BENEFIT FROM THE WITHDRAWAL GUARANTEE. This is because your life expectancy will decrease as you get older, so that there will be fewer years for Withdrawals to reduce your Account Value to the level where we would be required to begin paying Guaranteed Income payments, and in the event that we did begin making such payments, we would make fewer payments before you die.

ASSET CHARGES

After you purchase your Certificate, you are required to pay the Asset Charge. The Asset Charge is set forth in your Certificate, and is based on the asset allocation model in accordance with which the assets in your Account are invested, as well as whether you purchase the Certificate with yourself designated as the sole Participant, or with you and your spouse designated as Joint Participants. The Asset Charge will be deducted quarterly as a separate charge from your Account and remitted to us. The sale or transfer of investments in your GFWM Account to pay the Asset Charge will not be treated as a Withdrawal for purposes of determining the Withdrawal Guarantee, but may have tax consequences.

As of the Certificate Date, we will assess a full quarterly Asset Charge. This full amount will be deducted from your Account at the end of the month. At the beginning of the next calendar quarter, we will assess a quarterly Asset Charge, in advance, based on the average Account Value during the previous quarter. This may result in a slightly lower charge for Certificates which were in force for only part of the prior quarter, to compensate for the full quarterly fee billed in advance when the Certificate was purchased.

Set forth below are examples of how the initial and subsequent Asset Charge is computed.

     EXAMPLE: Assume that your Certificate Date is February 14, and your initial Account Value is $100,000. Assume also that the Asset Charge is 1.25% annually.

     You will be billed for the initial $312.50 full quarterly Asset Charge at the end of February: Initial Account Value ($100,000) multiplied by the Asset Charge (1.25%) /4 = $312.50.

     At the end of March, you will be charged in advance for the second quarter of the year, based on the average Account Value during the first quarter. If your Account Value was constant each day through March 31 at $100,000, your average balance for the first quarter would be $50,000, as the Account was only open for one-half of the first quarter. Thus your Asset Charge for the second quarter would be: Average Account Value ($50,000) multiplied by Asset Charge (1.25%) /4 = $156.25.

Thereafter, at the end of each calendar quarter the Asset Charge will be calculated based on the average Account Value for the entire prior quarter. If you pay the quarterly Asset Charge and then cancel your Certificate during the quarter, we will refund to you the portion of that quarter's Asset Charge which is equal to the number of days remaining the in the quarter.

The guaranteed maximum Asset Charge we can ever charge for your Certificate is shown below. We currently charge a lower amount, which is also shown below. For an explanation of when we could increase the Asset Charge under your Certificate, see "Will you pay the same amount (in dollars) for the Withdrawal Guarantee every quarter?"

The guaranteed maximum Asset Charge, as a percentage of the Account Value relating to a Certificate, is:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                    2.00%         2.50%
Joint Participants (provides
  protection during the lives of
  two spouses)                        2.25%         2.75%

Converting these charges to a dollar fee per $1,000 of Account Value:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                   $20.00        $25.00
Joint Participants (provides
  protection during the lives of
  two spouses)                       $22.50        $27.50

The current Asset Charge, as a percentage of your Account Value is:

                                                  FOR ASSET
                                    FOR ASSET    ALLOCATION
                                   ALLOCATION      MODELS
                                     MODELS     CORRESPONDING
                                  CORRESPONDING  TO MODERATE
                                   TO MODERATE     GROWTH
                                   RISK-RETURN   RISK-RETURN
                                     PROFILE       PROFILE
-------------------------------------------------------------
Single Participant                    0.85%         1.10%
Joint Participants (provides
  protection during the lives of
  two spouses)                        1.00%         1.25%

Converting these charges to a dollar fee per $1,000 of Account Value:

                                                 FOR ASSET
                                   FOR ASSET    ALLOCATION
                                  ALLOCATION      MODELS
                                    MODELS     CORRESPONDING
                                 CORRESPONDING  TO MODERATE
                                  TO MODERATE     GROWTH
                                  RISK-RETURN   RISK-RETURN
                                    PROFILE       PROFILE
------------------------------------------------------------
Single Participant                  $ 8.50        $11.00
Joint Participants (provides
  protection during the life of
  two spouses)                      $10.00        $12.50

The Asset Charge listed above is in addition to any charges that are imposed in connection with advisory, custodial and other services (including any fees charged by your Advisor) or charges imposed by the mutual funds and ETFs in which your Account invests.

We reserve the right to have the Asset Charges deducted through means other than deduction from the Account.

WILL YOU PAY THE SAME AMOUNT (IN DOLLARS) FOR THE WITHDRAWAL GUARANTEE EVERY QUARTER?

Only if your average Account Value multiplied by the Asset Charge percentage is exactly the same amount (in dollars) every quarter will your actual fee remain constant. Because the amount (in dollars) you pay us for the Withdrawal Guarantee varies based in part on your Account Value, it will likely change from quarter to quarter. Here are several examples:

     EXAMPLE: Assume in the following example that your Asset Charge is 1.25% and that you have an average Account Value of $500,000. In this case, your quarterly Asset Charge for the Withdrawal Guarantee would be:

     $500,000, multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,562.50.

     EXAMPLE, CONTINUED: Assume that over the next quarter due to Guaranteed Withdrawals and due to poor market performance of the assets in your Account, your average Account Value for the quarter was $400,000.

     The quarterly Asset Charge for the Withdrawal Guarantee for the following quarter would be:

     $400,000, multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,250.

     EXAMPLE, CONTINUED: Assume now that over the next quarter you take no Withdrawals, but your average Account Value, due to Additions and good market performance, rises to $600,000 for the quarter.

     The quarterly Asset Charge would be:

     $600,000 multiplied by 1.25%, divided by 4, for a quarterly Asset Charge of $1,875.

You should note that in these scenarios, your Withdrawal Guarantee would not decline even though your Account Value declined as a result of the deduction of the Asset Charge because the Asset Charge does not constitute an Early Withdrawal or Excess Withdrawal. However, the resulting decrease in Account Value will reduce the possibility that your Withdrawal Guarantee will increase on your next Birthday, because the Withdrawal Guarantee will increase only if your Account Value on your next Birthday, multiplied by the Withdrawal Guarantee Factor, is greater than your current Withdrawal Guarantee. Because the Asset Charge is computed based on your average Account Value and not on the amount of the Withdrawal Guarantee, the fee you pay will go down when the average Account Value declines. Similarly, if your Account Value and Asset Charge have increased as of a quarterly computation date, unless that date is a Birthday, your Withdrawal Guarantee would not increase.

We reserve the right to change the Asset Charge. We will send you advance written notice of such change at least 30 days before the change becomes effective, which will be at the end of the next calendar quarter. Charges will be assessed on the weighted average of the Account Value on the effective date of the change at the old rate, and Additions at the new rate from the point of the Addition forward. Thereafter the new rate will be used at the end of each calendar quarter to calculate your Asset Charge and will be applied to your entire average Account Value for the prior calendar quarter.

WILL THE FEES YOU PAY FOR ADVICE AND OTHER SERVICES IMPACT THE GUARANTEES UNDER YOUR CERTIFICATE?

Yes, they might, since Withdrawals may reduce the guarantees under the Certificate. However, the provisions of your Certificate allow for a certain percentage of your Account Value to be paid each year for advisory and other services rendered in connection with your GFWM Program without being considered a Withdrawal (the "Withdrawal Exception"). (Any fees taken for custodial services, and mutual fund or ETF expenses, are not considered to be for "advisory and other services rendered in connection with your GFWM Program" and typically are not withdrawn directly from your Account. Therefore, these fees and expenses are not considered a Withdrawal for purposes of this Withdrawal Exception provision.) However, if your actual fees for advice and other services exceed this amount, the excess is considered a Withdrawal. Currently, the Withdrawal Exception percentage is 1.55%. We monitor the fees you pay and compare it to this percentage to see if you have exceeded the permitted amount. The dollar amount of the Withdrawal Exception percentage is computed at the end of each quarter in the same manner as the Asset Charge is calculated.

This means that if you are under age 65 and you exceed the Withdrawal Exception percentage for the year, you will, in effect, have an Early Withdrawal. If you are age 65 or over and exceed the Withdrawal Exception percentage, you will have, in effect, an Excess Withdrawal if you also take the full Withdrawal Guarantee that year. Both Early and Excess Withdrawals reduce your Withdrawal Guarantee. Here is an example of the Withdrawal Exception:

     EXAMPLE: Assume in the following example that for the current quarterly billing cycle your average Account Value was $500,000 and that for the quarter you paid $1,750 for advisory and other fees. Assume further that the Withdrawal Exception percentage listed on your Certificate is 1.55%.

     In this case, the amount of the Withdrawal Exception for the quarter is:

     Average Account Value ($500,000), multiplied by the Withdrawal Exception percentage (1.55%) divided by 4 (to compute a quarterly amount), equaling $1,937.50. Since $1,750 is less than $1,937.50, you have not exceeded the Withdrawal Exception. Had your advisory and other platform fees exceeded $1,937.50, every dollar over that amount would count as a Withdrawal.

Any unused portion of the Withdrawal Exception in a Withdrawal Year does not carry over to subsequent Withdrawal Years.

GUARANTEE PHASE UNDER THE CERTIFICATE

In the Guarantee Phase, there are two types of income provisions available under the Certificate. You may elect only one and not both. They are the Guaranteed Income and Alternative Annuity Payment option provisions. (The Alternative Annuity Payment option is referred to as the "Base Income" provision in the Certificate.) In both cases, your Account Value is transferred to the Company as the premium payment for a fixed income annuity ("Annuity") issued by the Company.

WHAT IS GUARANTEED INCOME? WHEN WILL YOU RECEIVE PAYMENTS?

You will begin to receive Guaranteed Income payments from us after your Account Value is transferred to us as your premium payment to us on the Annuity Exercise Date. There are three ways to reach the Annuity Exercise Date:
(1) your Account Value falls below your Withdrawal Guarantee, (2) your Account Value falls below $20,000 or (3) you (or if there are Joint Participants, the younger Joint Participant), reach age 100. In each case there will be a 30-day Notice Period after the Annuity Exercise Date, during which you can still cancel your Certificate. If you do not cancel your Certificate, your entire Account Value will be paid to us at the end of the Notice Period. You will then receive lifetime annual income payments equal to the Withdrawal Guarantee. You or your named beneficiary are guaranteed to receive the premium amount back in the form of income payments even if you were to die before such payments occur ("return of premium").

The three scenarios triggering Guaranteed Income payments (or Alternative Annuity Payment option if these payments are greater than the Guaranteed Income payment would be) are described below:

WHEN YOUR ACCOUNT VALUE FALLS BELOW THE WITHDRAWAL GUARANTEE. On the first Valuation Day when your Account Value falls below the current Withdrawal Guarantee, a 30-day Notice Period will begin in anticipation of paying us your premium on the Latest Annuity Date (the date ending 30 days after the Annuity Exercise Date). We will provide you written notice of the Notice Period. You do not need to reply to us if you wish to continue to the Guarantee Phase at the end of the Notice Period. In taking no action, you will allow this to occur automatically. Only if you wish to cancel your Certificate or elect an Alternative Annuity Payment option do you need to contact us. Or, you may instead contact GFWM to cancel the Certificate. At the end of the notice period, if no action has been taken, the Guarantee Phase will begin. Once the Guarantee Phase begins, you may not elect an Alternative Annuity Payment option or cancel the Certificate. YOU SHOULD CAREFULLY CONSIDER ALL OPTIONS DURING THE NOTICE PERIOD. ELECTING AN ALTERNATIVE ANNUITY PAYMENT OPTION MAY OR MAY NOT BE IN YOUR BEST INTEREST UNDER YOUR CURRENT CIRCUMSTANCES. WE RECOMMEND YOU SEEK ADVICE FROM YOUR TAX ADVISER AND/OR YOUR FINANCIAL ADVISER PRIOR TO ELECTING TO CANCEL THE CERTIFICATE OR ELECTING AN ALTERNATIVE ANNUITY PAYMENT OPTION.

At the end of the Notice Period, regardless of whether your Account Value increased or decreased during the Notice Period, your Account Value will be paid to us as premium. Your Guaranteed Income is established on that day and is equal to the Withdrawal Guarantee on the Annuity Exercise Date.

We will then pay you the remaining amount of the current year's Guaranteed Income, reduced by the amount of Withdrawals you have made since your last Birthday. On each subsequent Birthday we will make payments to you equal to the Withdrawal Guarantee. We will make other payment options available, such as monthly or quarterly, so long as each scheduled payment is $100 or more.

   EXAMPLE: Assume for this example that your Withdrawal Guarantee is $35,000, that today is March 31st, that your Birthday is July 1st and that you have made withdrawals of $25,000 since your last Birthday. Also assume that at the end of the day today your Account Value fell to $34,500 due to a day of negative stock and bond performance. Additionally, assume that your Account Value at the end of the 30 day Notice Period is $35,250 due to a rise in the market.

     Your Account Value has fallen below your Withdrawal Guarantee, triggering the 30-day Notice Period.

     First day of the Notice Period: April 1st.

     Notice Period ends: April 30th.

     Actions required if you wish to move to the Guarantee Phase: None (unless GFWM or your custodian requires your written authorization for transfer).

     Premium paid to us on the Annuity Exercise Date of May 1st: $35,250. Guaranteed Income Amount: $35,000 annually for life.

     Payment we will make to you immediately: $10,000 (for the remaining annual payment since your last Birthday).

     Payment we will make to you on your next Birthday: $35,000.

     Total amount guaranteed to be paid to you or your estate even if you die immediately after May 1st: $35,250.

WHEN YOUR ACCOUNT VALUE FALLS BELOW $20,000 FOR YOUR GFWM ACCOUNT. If your Account Value is less than $20,000 for your GFWM Account, the same procedure applies as it would in the case of your Account Value falling below your Withdrawal Guarantee, except that the triggering Account Value is $20,000, not the Withdrawal Guarantee.

WHEN YOU REACH AGE 100. If the Notice Period has not yet been triggered by your Account Value falling below your Withdrawal Guarantee or $20,000, it will be triggered automatically when you are 30 days from reaching the age 100. In the case of a Certificate issued with Joint Participants, this will be the younger of the Participants reaching age 100. The same procedures apply to the calculation of the Guaranteed Income in this case.

At any time prior to you (or the younger Participant in the case of Joint Participants) reaching age 100, and even if your Account Value is greater than your most recently determined Withdrawal Guarantee or $20,000, the Participant may elect to begin receiving payments under the "Alternative Annuity Payment" provision specified in the Certificate. Payments under the Alternative Annuity Payment provision will be based on your Account Value at the time of the election.

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ALTERNATIVE ANNUITY PAYMENTS

At any time before you reach age 100, you may elect the Alternative Annuity Payment option under your Certificate. If you elect the Alternative Annuity Payment option, you must liquidate all of the investments in your GFWM Account, and apply this amount as premium to purchase the Alternative Annuity Payment benefit. The Alternative Annuity Payments we will pay you will be at least equal to an amount calculated by multiplying the Account Value by the annuity rates guaranteed in your Certificate. We may make higher payments if the applicable annuity rates we are using at the time to calculate annuity payments are higher and would therefore result in higher annuity payments. These payments are not the same as payments that might commence after your Account Value decreases below the Minimum Amount had you not elected the Alternative Annuity Payment option. If you elect the Alternative Annuity Payment option, your Withdrawal Guarantee is reduced to zero.

DEATH PROVISIONS UNDER THE CERTIFICATE

The treatment of the Certificate upon the death of the Participant or Joint Participant and the options available to the Owner or beneficiary at that time depend on a number of factors. These include whether the Certificate is Qualified or Non-Qualified, whether the Owner is a trust or other entity, whether there is a Joint Owner, whether there is a Joint Participant, and whether the Certificate is in the Account Phase or the Guarantee Phase.

A Qualified Contract is a contract that receives special tax treatment under the Code, such as a contract held is an individual retirement account. A Non-Qualified contract is a contract not receiving special tax treatment under the Code.

For Non-Qualified Certificates and if you are the sole Owner and Participant or if the Certificate Owner is a non-natural person:

    . If you die (or if the Participant dies where the Certificate is owned by a non-natural person) before the Annuity Exercise Date, your Certificate terminates. We will make no payments to your beneficiary and will not return any fees except for the portion of the current billing period's fees for the number of days from your death until the end of the billing period;

    . If you die (or if the Participant dies where the Certificate is owned by a non-natural person) on or after the Annuity Exercise Date, we will calculate the remaining amount of premium that has not yet been paid to you, and will make annual payments to your beneficiary in the same amount that you were receiving while alive until the annuity payments equal the amount of premium you paid for either the Base Income or Guaranteed Income provision. If you have already been paid annuity payments equal to or greater than your Premium, we will make no further payments.

For Non-Qualified Certificates and there are Joint Owners:

    . Each Owner is a Joint Participant with respect to the death of the other Owner and a Participant with respect to their own death;

    .  The Joint Participant rules described below apply on death.

For Non-Qualified Certificates with Joint Participants during the Account Phase:

    . If the Joint Participant dies before the Participant, the Certificate will generally continue with the sole surviving Owner and Participant.

    . The Certificate cannot be continued, if the Owner is not an individual. If the Owner is an entity, the Certificate will terminate on the death of either the Participant or Joint Participant.

    . If the Owner and Participant dies before the Joint Participant, the Joint Participant may continue the Certificate as Owner and Participant.

For Non-Qualified Certificates with Joint Participants during the Guarantee
Phase:

    . If the Joint Participant dies before the Participant, we will continue to make annuity payments to the Owner while the Participant is alive. If the Participant then dies, the rule described below for the situation where the Participant is the first to die will apply.

    . If the Participant dies, we will calculate the remaining amount of premium that has not yet been paid to the Owner, and will make annual payments to the beneficiary in the same amount that the Owner was receiving while the Participant was alive until annuity payments equal the amount of premium paid for either the Base Income or Guaranteed Income provision. If the Owner has already been paid annuity payments equal to or greater than the Premium, we will make no further payments.

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For Qualified Certificates and there is no Joint Participant:

    . If you die before the reaching the Guarantee Phase, your Certificate terminates. We will make no payments to your beneficiary and will not return any fees except for the portion of the current billing period's fees for the number of days from your death until the end of the billing period.

    . If you die on or after reaching the Guarantee Phase, we will calculate the remaining amount of premium that has not yet been paid to you, and will make annual payments to your beneficiary in the same amount that you were receiving while alive until the annuity payments equal the amount of premium you paid for either the Base Income or Guaranteed Income provision. If you have already been paid annuity payments equal to or greater than your premium, we will make no further payments.

   For Qualified Certificates with Joint Participants during the Account Phase:

      . If the Joint Participant dies before the Participant, the Certificate will continue with the same Participant.

      . If the Participant dies before the Joint Participant and the sole beneficiary of the Account is the Joint Participant, the Owner may continue the Certificate with the Joint Participant as the new Participant.

   For Qualified Certificates with Joint Participants during the Guarantee
   Phase:

      . If the Joint Participant dies before the Participant, we will continue to make annuity payments to the Owner while the Participant is alive. If the Participant then dies, the rule described below for the situation where the Participant is the first to die will apply.

      . If the Participant dies, we will calculate the remaining amount of premium that has not yet been paid to the Owner, and will make annual payments to the Owner in the same amount that the Owner was receiving while the Participant was alive until the annuity payments equal the amount of Premium paid for either the Base Income or Guaranteed Income provision. If the Owner has already been paid annuity payments equal to or greater than the Premium, we will make no further payments.

     In all events, the Certificates will be interpreted and administered in accordance with the requirements of Sections 72(s) and 401(a)(9) of the Code, as applicable.

DIVORCE PROVISIONS UNDER THE CERTIFICATE

In the event of a divorce whose decree affects a Certificate, we will require written notice of the divorce in a manner acceptable to us. Options available as a result of divorce include:

During the Account Phase:

If there was a sole Participant (Qualified or Non-Qualified Certificates, with a natural person as Certificate Owner):

  . If the Participant remains the sole Owner of the Account, there will be no change to the Certificate.

  . If the former spouse of the Participant becomes the sole Owner of the Account, the Certificate may be reissued with the former spouse as Owner or may be terminated, at their discretion. The Participant on the Certificate may not be changed. If the former spouse of the Participant becomes the Owner of the Certificate, the Certificate will terminate upon the death of the former spouse who owns the Certificate.

  . If the Account is divided between the Owner and the former spouse, the Certificate may be reissued as two Certificates (one to each of the former spouses), with the Withdrawal Guarantee divided in proportion to the division of the assets in the Account. The Participant may not be changed, nor is a Joint Participant permitted.

If there were Joint Participants (Qualified or Non-Qualified, with natural person(s) as Certificate Owner):

  . If both Joint Participants (the former spouses) divided the assets in the Account, the Certificate may be reissued as two Certificates (one to each of the former spouses), with the Withdrawal Guarantee divided in proportion to the division of the assets in the Account. The Participants may remain as Joint Participants or each may become the only Participant on their respective Certificate. Once reissued, the Participants are not permitted to be changed. If the Participants remain as Joint Participants, the Certificate will, however, terminate upon the death of the former spouse who owns such Certificate.

  . If a former spouse becomes the sole Owner of the Certificate and the Account, the Certificate may be reissued to reflect the new ownership with the sole

    Certificate Owner as the sole Participant, or with the former spouses remaining as Joint Participants. Once reissued, the Participants are not permitted to be changed. If the Participants remain as Joint Participants, the Certificate will, however, terminate upon the death of the former spouse who owns such Certificate.

  . In the case of divorce, if a Certificate with Joint Participants becomes a Certificate with a sole Participant, the Asset Charge for a Certificate with a sole Participant will thereafter be assessed.

In the case of a non-natural Certificate Owner:

  . If the same non-natural Certificate Owner maintains ownership of the Account, there will be no changes to the Certificate.

  . If new non-natural Certificate Owners divide the ownership of the Account, the Certificate's status will be handled on a case-by-case basis so as not to violate Internal Revenue Service regulations.

Certificate Owners and Participants should consult with their own advisors to assess the tax consequences associated with these divorce provisions.

ILLUSTRATION OF HOW THE CERTIFICATE WORKS

   EXAMPLE #1: Assume for this example the following scenario: a 64 year old client who buys the Certificate just before his 65/th/ Birthday, and takes the full amount of his Withdrawal Guarantee immediately after his Birthday each year and lives to age 95. In this scenario, the performance of the assets in the Account is minus 9% for the first two years and positive 8% each year thereafter. Performance is gross of investment advisory fees and any fees assessed by the mutual funds and ETFs:

  .  Single Owner and Participant;

  .  Initial Account Value $500,000;

  .  Initial Withdrawal Guarantee of $25,000 (5% x $500,000);

  . Buys Certificate just prior to his 65/th/ birthday and takes the full amount of Guaranteed Withdrawals after his Birthday annually;

  .  Moderate Risk-Return Profile asset allocation model, Asset Charge of 0.85%;


  .  Mutual fund and/or ETF expenses of 1.00%


  .  Advisory, custodial and other services fees of 1.55%; and

  . Account Investment performance (gross of fees) of MINUS 9% in years 1 and 2, and positive 8% per year thereafter for life.

Result:

  .  Client withdraws $25,000 per year from his Account;

  . Several months after their 86/th/ Birthday, he move to the Guarantee Phase when the Account Value falls below their Withdrawal Guarantee of $25,000; and

  . We make annual $25,000 payments to the client from then until he dies at age 95.

ILLUSTRATION OF EXAMPLE #1

                                    [CHART]



                                    [CHART]



EXAMPLE #1A: Assume for this example the same scenario except that the client DOES NOT buy the Certificate:

  .  Single Owner and Participant;

  .  Account Value $500,000;

  .  Withdrawal Guarantee: none;


  .  Mutual fund and/or ETF expenses of 1.00%;


  .  Advisory, custodial and other services fees of 1.55%;

  . Account investment performance (gross of fees) of MINUS 9% in years 1 and 2 and positive 8% per year thereafter for life; and

  .  Withdrawals of $25,000 each year.

Result:

  .  Client withdraws $25,000 per year from his Account;

  . Several months after his 89/th/ Birthday, the client runs out of money in their Account; it takes longer for the client to run out of money in this example because there are no fees being paid for the Certificate.

  .  We make no payments, since the client did not purchase a Certificate.

ILLUSTRATION OF EXAMPLE #1A

                                    [CHART]



OTHER RISK FACTORS

FINANCIAL CONDITION OF THE COMPANY.


Many financial services companies, including insurance companies, continue to face challenges in this unprecedented market environment, and we are not immune to those challenges. We know it is important for you to understand how the market environment may impact our ability to meet guarantees under your Certificate. The Certificate is not a separate account product, which means that no assets are set aside in a segregated or "separate" account to satisfy all obligations under the Certificates. Lifetime income payments (if any), or Base Income payments (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, Medicare supplement insurance, funding agreements and guaranteed investment contracts ("GICs"), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the contract would generally receive the same priority as our other policy holder obligations.


OUR FINANCIAL CONDITION. As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.


State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer's operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include, but are not limited to, bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.

The market effects on our investment portfolio has caused us to re-evaluate product offerings. We continue to evaluate our investment portfolio to mitigate market risk and actively manage the investments in the portfolio.

HOW TO OBTAIN MORE INFORMATION. We encourage both existing and prospective contract owners to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). [Provision to be amended by Post-Effective Amendment to the Registration Statement.] You may obtain our audited statutory financial statements and any unaudited statutory financial statements that may be available by visiting our website at www.genworth.com.


You also will find on our website information on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company's financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.

ASSET ALLOCATION ISSUES.

The asset allocation models eligible for coverage under the Certificate are generally designed to provide consistent returns by reducing risk and, accordingly, the use of such models may also limit the potential for your investments to appreciate. You may earn a higher rate of return with an asset allocation model not eligible for coverage under the Certificate.

GFWM has agreed to certain investment parameters for those asset allocation models eligible for use with the Certificate, which, in certain circumstances, if not adhered to, may result in the termination of your Certificate.


If you become dissatisfied with the asset allocation model in accordance with which the assets in your Account are invested, and you make Withdrawals to invest in another investment account or other model not eligible for use with the Certificate, the Withdrawals may reduce the Withdrawal Guarantee Amount; for example, if you took Excess Withdrawals or Early Withdrawals in order to invest in another investment account or model, your withdrawal Guarantee Amount will be reduced, however, if you are over age 65 and you take a permitted Withdrawal in order to invest in another investment account or model, your Guarantee Amount will not be reduced. In addition, such Withdrawals may have tax consequences. See "Taxation of the Certificate" on page 27 for a discussion of the tax consequences of the Certificate.


SUSPENSION AND TERMINATION PROVISIONS OF THE CONTRACT AND THE CERTIFICATES

SUSPENSION OF THE CONTRACT.

Certificates are issued pursuant to the terms of the Contract. In certain circumstances described below, we may suspend the Contract. Suspension of the Contract may result in termination of the Contract in certain circumstances. Suspension or termination of the Contract may reduce or eliminate the benefits you may receive from your Certificate. How this may happen is described in the following section.

We reserve the right to suspend the Contract in whole or in part if any of the following events occur:

  .  non-compliance with any provision of this Contract;

  .  non-compliance with an applicable asset allocation model;

  . violation of any rights or obligations imposed by law as determined by governing regulatory and/or judicial bodies; or

  .  upon the occurrence of any additional Contract suspension events.

We will provide the Contract Owner with written notice that one of these suspension events has occurred. The notice will indicate the scope of the suspension and the date the suspension will begin. The suspension will not take effect if the cause is cured within the pre-suspension cure period as shown in your Certificate in a mutually acceptable manner. Your ability to pay Additions to your Account may be restricted due to the suspension an indicated in the notice described below. Contract suspension will not otherwise change or suspend the calculation of the benefits or charges under your Certificate.

If the Contract is suspended, we will provide you with written notification of the suspension. You will have the right, during the suspension cure period, to preserve your Withdrawal Guarantee by transferring your Account Value to an advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to the Certificate or to an annuity contract that we, or one of our affiliates, offer. The charges for these products may be higher than the Asset Charge imposed under your Certificate. Upon such transfer, the Contract Owner will not charge any fees for the transfer notwithstanding termination fees imposed by your Custodian consistent with your custodian agreement. The Withdrawal Guarantee transferred will be equal to the Withdrawal Guarantee on the Valuation Day of the transfer.

TERMINATION OF THE CONTRACT.

We reserve the right to terminate the Contract if any of the following occur:

  . the Contract Owner fails to cure the cause of a Contract suspension within the suspension cure period as shown on the Data Pages;

  . the Contract Owner discontinues administration of this Contract without arranging for a successor acceptable to us;

  . there is a violation of any material rights or obligations imposed by law as determined by governing regulatory and/or judicial bodies; or

  .  upon the occurrence of any additional Contract termination events.

We will provide you with written notice if one of these Contract termination events occurs. The notice will state the reason(s) for the termination and that we intend to terminate the Contract at the end of the Contract termination cure period as shown in your Certificate. The termination will not take effect if the cause is cured in a mutually acceptable manner prior to the intended termination date. If the Contract does terminate, we will provide you with written notification of Contract termination.

During the Contract termination cure period, you will have the right to preserve the Withdrawal Guarantee by transferring your Account Values to an advisory account offered by an investment adviser other than GFWM eligible for coverage by a certificate similar in material respects to the Certificate or to an annuity contract we, or one of our affiliates, offer. The charges for these products may be higher than the Asset Charge imposed under your Certificate. Upon such transfer, the Contract Owner will not charge any fees for the transfer. The Withdrawal Guarantee transferred will be equal to the Withdrawal Guarantee on the Valuation Day of the transfer. Termination will not affect your Certificate if it is in the Guarantee Phase. Upon termination of the Contract, your Certificate, if it is in the Account Phase, will terminate.

We reserve the right to establish a higher Withdrawal Guarantee for certain Certificates under this Contract in order to accommodate a transfer of a Withdrawal Guarantee from a suspended or terminated Contract that we issued.

SUSPENSION OF THE CERTIFICATE.

If you transfer your Account Value to an asset allocation model offered by GFWM but not listed on your Certificate, and we are notified of the transfer by GFWM (or we learn of the transfer through any other means), if the transfer is the first such transfer your Certificate will not be terminated but will be suspended. If the transfer is the second such transfer your Certificate will be terminated as described below in "Termination of the Certificate." We will notify you that the suspension occurred and that it will last until the end of the suspension cure period as shown in your Certificate. During the suspension cure period, you may cure the suspension by transferring your Account Value to an asset allocation model listed in your Certificate. Following such a transfer, your Withdrawal Guarantee will be recalculated on the Valuation Day following the suspension cure period using the Account Value multiplied by the current Withdrawal Guarantee Factor for the attained age. This calculation will occur as of the Valuation Day following the end of the suspension cure period regardless of on which day during the cure period the transfer of the Account Value occurs. THIS RECALCULATION COULD RESULT IN A DECREASE, WHICH COULD BE SIGNIFICANT, IN THE AMOUNT OF YOUR WITHDRAWAL GUARANTEE. If you fail to transfer your Account Value to an asset allocation model listed in the Certificate by the end of the suspension cure period, your Certificate will terminate.

If you pay an Addition to your Account when the Account already exceeds the Account Limit, or if you pay an Addition that causes your Account to exceed the Account Limit, your Certificate will be suspended. During the suspension cure period, if your Account was already over the Account Limit, you may cure the suspension by withdrawing the entire Addition. In the case of an Addition that caused your Account to exceed the Account Limit, you may cure the suspension by withdrawing the portion of your Account Value exceeding the Account Limit. In neither case will the Withdrawal constitute an Early or Excess Withdrawal. If the suspension cure period ends without such corrective action, your Certificate will remain suspended until the amount needed to cure the suspension is withdrawn from the Account. In this case, Early Withdrawals and Excess Withdrawals will apply. Until the suspension is lifted, asset charges will apply to the greater of the Account Limit and the Account Value prior to the Addition.

TERMINATION OF THE CERTIFICATE.

Your Certificate will terminate if any of the following events occur:

  . A second occurrence of your transferring your Account Value to an asset allocation model not shown in your Certificate; or

  .  Failure to pay the Asset Charge.

MISCELLANEOUS PROVISIONS

PERIODIC COMMUNICATIONS TO CERTIFICATE OWNERS.

GFWM account statements will be provided to you periodically by GFWM, or designated third party.

AMENDMENTS TO THE CONTRACT AND CERTIFICATE.

The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Certificates, unless the Company reasonably determines the change would be favorable for all existing Certificate Owners. Changes in the Contract and Certificate may need to be approved by the state insurance departments. The consent of the Contract and/or Certificate Owner to an amendment will be obtained to the extent required by law.

ASSIGNMENT.

You may not assign your interest in your Certificate during the Account Phase or without Home Office prior approval during the Guarantee Phase.

CANCELLATION.

Once you purchase the Certificate, you can only cancel your Certificate by
(i) advising GFWM that you no longer wish the coverage and to stop payment of the periodic fees from your Account or (ii) liquidating all of the investments in your Account.

MISSTATEMENTS.

If the age or Birthday of the Participant or any Joint Participant is misstated, any Certificate benefits will be re-determined using the correct age(s). If any overpayments have been made, future payments will be adjusted. Any underpayments will be paid in full.

DETERMINING WHETHER A CERTIFICATE IS RIGHT FOR YOU

It is important to understand that the Certificate does not protect the actual value of your investments in your Account. For example, if you invest $500,000 in your Account, and your Account Value has dropped to $400,000 on the Withdrawal Exercise Date, we are not required to add $100,000 to your Account. Rather, the Certificate guarantees that when you have reached the Withdrawal Exercise Date, you may begin withdrawing guaranteed lifetime annual income payments of $25,000 (5% of $500,000), rather than $20,000 (5% of $400,000).

It is also important to understand that even after you have reached the Withdrawal Exercise Date and start taking Withdrawals from your Account, those Withdrawals are made first from your own investments. We are required to start using our own money to make annual annuity payments to you only if and when your Account Value is less than the greater of your most recently determined Withdrawal Guarantee and $20,000 or you reach the age of 100. We limit our risk under the Certificate in this regard by limiting the amount you may withdraw each year from your Account to your current Withdrawal Guarantee. If your investment return on your Account over time is sufficient to generate gains that can sustain constant 5% annual withdrawals or greater, your investments will never be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000.

There are many variables, however, other than average annual return on your investments that will determine whether your investments generate enough gain over time to sustain a 5% annual rate of systematic withdrawals on your investments. Your Account Value may have declined over time before you reach age 65, which means that your investments would have to produce an even greater return after you reach age 65 to make up for the investment losses before that date. Moreover, negative annual average investment returns early in retirement can have a disproportionate impact on the ability of your retirement investments to sustain systematic Withdrawals over an extended period.

Of course, even if your investments do not generate sufficient gains after you reach age 65 to support 5% systematic annual Withdrawals and your actual Account Value declines over time, your investments may not be reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 for a number of years. If you die before your investments are reduced, the strategy of liquidating your retirement assets through a program of systematic Withdrawals without the guarantee provided by the Certificate will have proved to be an effective one. However, studies indicate that life spans are generally continuing to increase, and therefore, while everyone wants to live a long life, funding retirement through systematic withdrawals presents the risk of outliving those withdrawals. The Certificate is designed to protect you against the risk of living too long, commonly known as "longevity risk."

TAXATION OF THE CERTIFICATE

THE FOLLOWING IS A GENERAL DISCUSSION BASED ON OUR INTERPRETATION OF CURRENT UNITED STATES FEDERAL INCOME TAX LAWS. THIS DISCUSSION DOES NOT ADDRESS ALL POSSIBLE CIRCUMSTANCES THAT MAY BE RELEVANT TO THE TAX TREATMENT OF A PARTICULAR CERTIFICATE HOLDER. IN GENERAL, THIS DISCUSSION DOES NOT ADDRESS THE TAX TREATMENT OF TRANSACTIONS INVOLVING INVESTMENT ASSETS HELD IN YOUR ACCOUNT EXCEPT INSOFAR AS THEY MAY BE AFFECTED BY THE HOLDING OF A CERTIFICATE. FURTHER, IT DOES NOT ADDRESS THE CONSEQUENCES, IF ANY, OF HOLDING A CERTIFICATE UNDER APPLICABLE FEDERAL ESTATE TAX LAWS OR STATE AND LOCAL INCOME AND INHERITANCE TAX LAWS. YOU SHOULD ALSO BE AWARE THAT THE TAX LAWS MAY CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE POTENTIAL TAX IMPLICATIONS OF PURCHASING A CERTIFICATE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

IN GENERAL.


THE CERTIFICATE IS A NOVEL AND INNOVATIVE INSTRUMENT AND, TO DATE, ITS PROPER CHARACTERIZATION AND CONSEQUENCES FOR FEDERAL INCOME TAX PURPOSES HAVE NOT BEEN DIRECTLY ADDRESSED IN ANY CASES, ADMINISTRATIVE RULINGS OR OTHER PUBLISHED AUTHORITIES. While the IRS has recently issued favorable private letter rulings ("PLRs") concerning products similar to the Certificate issued by other insurance companies, these rulings are not binding on the IRS with respect to the Certificate. Due to factual differences between the Certificate and the products involved in these PLRs, and their non-precedential nature, the analysis and rulings in the PLRs may not reflect the IRS' position with respect to the tax treatment of the Certificate, now or in the future. We can give no assurances that the IRS will agree with our interpretations regarding the proper tax treatment of a Certificate or the effect (if any) of the purchase of a Certificate on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. YOU SHOULD CONSULT A TAX ADVISOR BEFORE PURCHASING A CERTIFICATE.

If sold in connection with an Individual Retirement Account (IRA), a Certificate is called a Qualified Certificate. If a Certificate is independent of any formal retirement or pension plan, it is termed a Non-Qualified Certificate. Different tax rules apply to Qualified Certificates and Non-Qualified Certificates, and the tax rules applicable to Qualified Certificates vary according to the type of IRA and the terms and conditions of the plan.

NON-QUALIFIED CERTIFICATES.

TREATMENT OF A CERTIFICATE AS ANNUITY CONTRACT. Although there is no direct guidance on this issue, we intend to treat a Non-Qualified Certificate as an annuity contract for federal income tax purposes. It is possible that the IRS will characterize Certificates as some type of financial derivative such as an option or notional principal contract rather than an annuity, possibly with different tax consequences than if they were treated as annuities. For example, if a Certificate were treated as an option with respect to your Account assets, dividends on investments in your Account that would otherwise constitute "qualifying dividend income" might be ineligible for lower tax rates and you may be unable to qualify for long-term capital gain treatment with respect to investments in your Account. IN VIEW OF THE UNCERTAINTY OF THE TAX TREATMENT OF A NON-QUALIFIED CERTIFICATE, HOLDERS OR BENEFICIARIES OF A NON-QUALIFIED CERTIFICATE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF HOLDING A CERTIFICATE.

In order to be treated as an annuity contract for federal tax purposes, a non-qualified annuity contract must contain certain provisions prescribing distributions that must be made when an owner of the contract dies. We believe that by its terms a Non-Qualified Certificate satisfies these requirements. In all events, we will administer a Non-Qualified Certificate to comply with these federal tax requirements.

We also intend to treat a Non-Qualified Certificate as an annuity contract that is separate and apart from the assets in your Account for federal income tax purposes. THERE IS NO AUTHORITY DIRECTLY AUTHORIZING THIS TREATMENT, HOWEVER, AND YOU SHOULD CONSULT A TAX ADVISOR ON THIS ISSUE.

YOUR ACCOUNT. We believe that, in general, the tax consequences of transactions involving the investments in your Account, including redemptions, dispositions and distributions with respect to such investments, more likely than not, will initially and, for most individuals, during the entire period a Non-Qualified Certificate is in effect, be the same as such treatment would be if the Account were not subject to a Certificate. (The tax consequences of these transactions is beyond the scope of this prospectus. You should consult a tax advisor for further information regarding such consequences.) Thus, we believe, in general, that it is more likely than not that initially and, for most individuals, during the entire period a Non-Qualified Certificate is in effect, (1) distributions and dividends on investments in your Account will not be treated as payments under your Certificate, but rather as distributions with respect to such investments; (2) amounts received on redemption or disposition of such investments will be treated as amounts realized on the sale or exchange of the investments, rather than as distributions with respect to your Certificate; and (3) the purchase of a Non-Qualified Certificate will not automatically result in either (a) loss of the benefit of preferential income tax rates currently applicable to dividends paid on investments in your Account otherwise constituting "qualified dividend income" or (b) suspension of the holding period for purposes of determining eligibility for long-term capital gains treatment of any gains, or potential deferral of losses, when investments in your Account are sold or exchanged, under the so-called "straddle" rules. These conclusions are in part based on the low probability when your Certificate is issued that your Account Value will reach the greater of your most recently determined Withdrawal Guarantee and $20,000 and that you will receive lifetime income payments of the Guaranteed Income thereafter.

THERE ARE NO PUBLISHED AUTHORITIES DIRECTLY SUPPORTING OUR CONCLUSIONS AND THE RELEVANT GUIDANCE IS POTENTIALLY SUSCEPTIBLE TO DIFFERING INTERPRETATIONS THAT MAY CAUSE THE IRS TO DISAGREE WITH OUR INTERPRETATIONS. IF THE IRS WERE TO SUCCESSFULLY TAKE A DIFFERENT POSITION ON THESE ISSUES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE TAX CONSEQUENCES OF YOUR ACQUISITION, HOLDING AND DISPOSITION OF INVESTMENTS IN YOUR ACCOUNT. FURTHERMORE, EVEN IF OUR INTERPRETATIONS ARE CORRECT, IT IS POSSIBLE THAT THE TAX CONSEQUENCES UNDER THE QUALIFIED DIVIDEND AND STRADDLE RULES COULD CHANGE DEPENDING ON CHANGES IN YOUR CIRCUMSTANCES IN FUTURE YEARS, PARTICULARLY IF LOSSES ARE REALIZED AT A TIME WHEN IT HAS BECOME LIKELY THAT YOUR ACCOUNT VALUE WILL REACH THE GREATER OF YOUR MOST RECENTLY DETERMINED WITHDRAWAL GUARANTEE AND $20,000 AND YOU WILL RECEIVE LIFETIME INCOME PAYMENTS OF THE GUARANTEED INCOME THEREAFTER. THE TAX CONSEQUENCES COULD ALSO CHANGE DUE TO CHANGES IN THE TAX LAWS. GIVEN THE NOVELTY OF A CERTIFICATE, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE TAX CONSEQUENCES, IF ANY, OF A NON-QUALIFIED CERTIFICATE UNDER THESE RULES AND OTHER RELEVANT TAX PROVISIONS, BOTH AT THE TIME OF INITIAL PURCHASE AND IN SUBSEQUENT YEARS.

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



The following discussion assumes that a Non-Qualified Certificate will be treated as an annuity contract for federal tax purposes and that the Certificate will have no effect on the tax treatment of transactions involving the assets held in your Account.

GUARANTEED INCOME PAYMENTS. If your Non-Qualified Certificate is treated as an annuity contract for federal tax purposes, Guaranteed Income payments should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. The non-taxable portion of your Guaranteed Income payments will generally be recoverable over your life expectancy, as determined when such payments start. After you recover all of your investment in the contract, Guaranteed Income payments will be taxable in full as ordinary income. In determining the non-taxable portion of your Guaranteed Income payments, your investment in the contract should include any Account Value paid to us as a result of your Account Value being reduced below the greater of your most recently determined Withdrawal Guarantee and $20,000 (or upon reaching age 100, if applicable) and, while not free from doubt, the aggregate Asset Charges you have paid under your Certificate.

  . PLEASE NOTE: ANY ACCOUNT VALUE PAID TO US AS A RESULT OF YOUR ACCOUNT VALUE BEING REDUCED BELOW YOUR MINIMUM AMOUNT (OR UPON REACHING AGE 100, IF APPLICABLE) MAY BE A TAXABLE EVENT AND THEREFORE CANNOT BE PAID TO US ON A TAX-FREE BASIS. IN ADDITION, IT IS POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT YOUR AGGREGATE ASSET CHARGES CONSTITUTE NONDEDUCTIBLE EXPENSES THAT ARE NOT INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. AT PRESENT, WE INTEND TO TREAT THE AGGREGATE ASSET CHARGES YOU HAVE PAID FOR YOUR NON-QUALIFIED CERTIFICATE AS AMOUNTS INCLUDIBLE IN YOUR INVESTMENT IN THE CONTRACT. You should consult a tax advisor as to the tax treatment of Guaranteed Income payments since the propriety of this treatment is not free from doubt.

  . POTENTIAL PENALTY TAX: GUARANTEED INCOME PAYMENTS RECEIVED BY YOU PRIOR TO THE TIME YOU ATTAIN AGE 591/2 WILL LIKELY BE SUBJECT TO THE 10% PENALTY TAX IMPOSED UNDER SECTION 72(Q) OF THE CODE IN RESPECT OF AMOUNTS RECEIVED UNDER AN ANNUITY CONTRACT. IN THIS REGARD, IT IS POSSIBLE THAT ANY GUARANTEED INCOME PAYMENT RECEIVED BY A NON-NATURAL PERSON OWNER, SUCH AS A TRUST, MAY BE SUBJECT TO THIS PENALTY IRRESPECTIVE OF WHEN SUCH PAYMENT IS RECEIVED. Before purchasing a Certificate, you should consult a tax advisor about the potential application of the Section 72(q) penalty tax to your Guaranteed Income payments.

LIQUIDATION OF ACCOUNT INVESTMENTS TO PURCHASE THE ALTERNATIVE ANNUITY PAYMENT OPTION. The liquidation of your Account investments to purchase the Alternative Annuity Payment option will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase the Alternative Annuity Payment option provided under a Non-Qualified Certificate on a tax-free basis.

TAXATION OF DISTRIBUTIONS UNDER ALTERNATIVE ANNUITY PAYMENT PROVISION. If you exercise your right to liquidate your Account and apply all of the proceeds to the Alternative Annuity Payment provision, we believe that distributions under the Alternative Annuity Payment provision should be taxed as annuity distributions. Thus, distributions under the Alternative Annuity Payment provision will be taxed as ordinary income to the extent that the value is more than your investment in the contract (discussed further below). Alternative Annuity Payment distributions should generally be treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract. The non-taxable portion of your Alternative Annuity Payment distributions will generally be recoverable over your life expectancy, as determined when such distributions start. After you recover all of your investment in the contract, Alternative Annuity Payment distributions will be taxable in full as ordinary income.

If you exercise your right to liquidate your Account and apply all of the proceeds to the Alternative Annuity Payment provision, your investment in the contract should be equal to the Account Value applied to the Alternative Annuity Payment provision plus, while not free from doubt, the aggregate Asset Charges you previously paid under your Certificate. WITH RESPECT TO THE INCLUSION OF THE AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE IN YOUR INVESTMENT IN THE CONTRACT FOR THE ALTERNATIVE ANNUITY PAYMENT PROVISION, IT IS POSSIBLE THAT THE IRS MAY TAKE THE POSITION THAT THE AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID UNDER YOUR CERTIFICATE DO NOT CONSTITUTE PART OF YOUR INVESTMENT IN THE CONTRACT WHEN YOU HAVE ELECTED THE ALTERNATIVE ANNUITY PAYMENT ON THE THEORY THAT SUCH CHARGES DO NOT CONSTITUTE AMOUNTS PAID FOR THE ALTERNATIVE ANNUITY PAYMENT. WHILE FOR TAX REPORTING PURPOSES WE CURRENTLY INTEND TO INCLUDE ANY AGGREGATE ASSET CHARGES YOU PREVIOUSLY PAID FOR YOUR CERTIFICATE IN THE INVESTMENT IN THE CONTRACT SHOULD YOU ELECT THE ALTERNATIVE ANNUITY PAYMENT PROVISION, YOU SHOULD CONSULT A TAX ADVISOR ON THIS MATTER AS IT IS NOT FREE FROM DOUBT.

PAYMENT OF THE ASSET CHARGE. Payment of the Asset Charge with proceeds from the sale of investment assets held in your

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


Account may have tax consequences. You should consult a tax advisor for further information.

REALLOCATIONS TO SATISFY REVISED ASSET ALLOCATION MODELS. You may be required to liquidate or sell some or all of the investments in your Account in the event that the asset allocation model(s) you have selected are changed. Any such liquidation or sale will be a taxable event, and you will not be able to apply the proceeds therefrom to purchase new Account investments that satisfy the revised asset allocation model(s) on a tax-free basis.

QUALIFIED CERTIFICATES.

A Certificate may be used with traditional Individual Retirement Accounts and Roth IRA Accounts (collectively, "IRA Accounts"). A Qualified Certificate may be purchased by an IRA Account, including a brokerage account held under that IRA Account. A Qualified Certificate is not available as an Individual Retirement Annuity or for use with any other type of tax-qualified retirement plan.

The tax rules applicable to Qualified Certificates vary according to the type of IRA Account and the terms and conditions of the IRA Account. No attempt is made here to provide more than general information about the use of the Qualified Certificate with the IRA Account. Owners of IRA Accounts, as well as beneficiaries, are cautioned that the rights of any person to any benefits under such IRA Account may be subject to the terms and conditions of the IRA Account itself or limited by applicable law, regardless of the terms and conditions of the Qualified Certificate.

We reserve the right to discontinue offering the Certificates to new Certificate Owners that plan to use the Certificates with IRA Accounts.

A Qualified Certificate is available only with respect to the IRA Account for which the Qualified Certificate is purchased.

      . A Qualified Certificate is intended for purchase only by the trustee or custodian of an IRA Account.

      . We are not responsible for determining whether a Qualified Certificate complies with the terms and conditions of, or applicable law governing, any IRA Account. You are responsible for making that determination. Similarly, we are not responsible for administering any applicable tax or other legal requirements applicable to your IRA Account. You or a service provider for your IRA Account is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a Qualified Certificate are consistent with the terms and conditions of your IRA Account and applicable law.

      . If your spouse is a Joint Participant, your spouse must be your beneficiary under your IRA Account.

      . IRA Accounts may be subject to required minimum distribution rules. The value of the guarantee provided by a Qualified Certificate may have to be taken into account in determining your required minimum distributions under the IRA Account. Withdrawals from your Account taken to meet required minimum distribution requirements, in the proportion of your Account Value to your overall IRA Account balance, will be deemed to be within the contract limits for your Certificate. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Certificate Date.

Numerous changes have been made to the income tax rules governing IRA Accounts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of IRA Accounts and of the use of the contracts in connection therewith.

INDIVIDUAL RETIREMENT ACCOUNTS. Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA" or "Roth IRA". These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Individuals may establish Roth IRAs.

TAX ON CERTAIN DISTRIBUTIONS RELATING TO IRA ACCOUNTS. Distributions under a Qualified Certificate may be paid to the IRA Account, if permitted under the terms of the IRA Account, or directly to you. Distributions paid to the IRA Account are not in and of themselves taxable.

In the case of distributions from a traditional IRA Account to you, including payments to you from a Qualified Certificate, a ratable portion of the amount received is taxable, generally based on the ratio of your cost basis (if any) to your total accrued benefit under the IRA Account. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from IRA Accounts. To the extent amounts are not includable in gross income because they have been properly rolled over to another IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which you reach age 59 1/2; (b) distributions following your death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of your and your designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a traditional IRA Account must commence no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to IRAs (including Roth IRAs) upon the death of the IRA owner. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed. Pursuant to special legislation, required minimum distributions for the 2009 tax year generally are not required and 2009 minimum distributions that otherwise would be required may be eligible for rollover.

Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs and Roth IRA's.

PAYMENT OF THE ASSET CHARGE. If you pay the Asset Charge for a Qualified Certificate issued to your IRA Account from other assets in your IRA Account, that payment will not be a "distribution" from your IRA Account under the Code. If you pay the Asset Charge for a Qualified Certificate from other assets held outside your IRA Account, the Asset Charge may have tax consequences and also be treated as an additional contribution to your IRA Account. You should consult a tax advisor for further information.

SEEK TAX ADVICE. The above description of federal income tax consequences of the different types of IRAs which may be funded by a Qualified Certificate offered by this prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a Certificate in connection with an IRA Account should first consult a qualified tax advisor, with regard to the suitability of a Qualified Certificate for the IRA Account.

ABOUT US

We are a stock life insurance company operating under a charter granted by the Commonwealth of Virginia on March 21, 1871. We principally offer life insurance policies and annuity contracts. We do business in 49 states and the District of Columbia. Our principal offices are located at 6610 West Broad Street, Richmond, Virginia 23230. We are obligated to pay all amounts promised under the Contract and Certificates.

Capital Brokerage Corporation (which does business in Indiana as Genworth Financial Brokerage Corporation) serves as principal underwriter for the Certificates and is a broker/dealer registered with the SEC. Genworth North America Corporation (formerly, GNA Corporation) directly owns the stock of Capital Brokerage Corporation and the Company. Genworth North America Corporation is directly owned by Genworth Financial, Inc. ("Genworth"), a public company.

We are a charter member of the Insurance Marketplace Standards Association ("IMSA"). We may use the IMSA membership logo and language in our advertisements, as outlined in IMSA's Marketing and Graphics Guidelines. Companies that belong to IMSA subscribe to a set of ethical standards covering the various aspects of sales and service for individually sold life insurance and annuities.

Effective August 1, 2008, AssetMark Investment Services, Inc. changed its name to Genworth Financial Wealth Management, Inc. ("GFWM"). GFWM is a California corporation, owned by Genworth. GFWM is a registered investment advisor, and provides consulting services to other advisors and investment advisory clients. Its executive and administrative office is located at 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523.

SALES OF THE CERTIFICATES

We have entered into an underwriting agreement with Capital Brokerage Corporation (doing business in Indiana as Genworth Financial Brokerage Corporation) (collectively, "Capital Brokerage Corporation") for the distribution and sale of the Certificates. Pursuant to this agreement, Capital Brokerage Corporation serves as principal underwriter for the Certificates, offering them on a continuous basis. Capital Brokerage Corporation is located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230. Capital Brokerage Corporation will use its best efforts to sell the Certificates, but is not required to sell any specific number or dollar amount of Certificates.

Capital Brokerage Corporation was organized as a corporation under the laws of the state of Washington in 1981 and is an affiliate of ours. Capital Brokerage Corporation is registered as

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


a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA") (formerly, the NASD, Inc.).

Capital Brokerage Corporation offers the Certificates through registered representatives who are registered with FINRA and with the states in which they do business. More information about Capital Brokerage Corporation and the registered representatives is available at http://www.finra.org or by calling
800.289.9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with Capital Brokerage Corporation are also licensed as insurance agents in the states in which they do business and are appointed with us.

Capital Brokerage Corporation also enters into selling agreements with an affiliated broker-dealer and unaffiliated broker-dealers to sell the Certificates. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business and are appointed with us.

We do not pay commissions to Capital Brokerage Corporation or to the affiliated broker-dealer or unaffiliated broker-dealers for the promotion and sales of the Certificates.

At times, Capital Brokerage Corporation may make other cash and non-cash payments to selling firms, as well as receive payments from selling firms, for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, Capital Brokerage Corporation and the selling firm in order to coordinate data for the sale and maintenance of the Certificates. In addition, registered representatives may be eligible for non-cash compensation programs offered by Capital Brokerage Corporation or an affiliated company, such as conferences, trips, prizes and awards. The amount of other cash and non-cash compensation paid by Capital Brokerage Corporation or its affiliated companies ranges significantly among the selling firms. Likewise, the amount received by Capital Brokerage Corporation from the selling firms ranges significantly.

You indirectly pay for the incentives described above through the fees and charges imposed under the Certificates.

All payments made or received by Capital Brokerage Corporation to or from selling firms come from or are allocated to the general assets of Capital Brokerage Corporation or one of its affiliated companies. Therefore, regardless of the amount paid or received by Capital Brokerage Corporation or one of its affiliated companies, the amount of expenses you pay under the Certificate do not vary because of such payments to or from such selling firms.

Although the Company and Capital Brokerage Corporation do not anticipate discontinuing offering the Certificates, we do reserve the right to discontinue offering the Certificates at any time.

LEGAL PROCEEDINGS

We face a significant risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. In our insurance operations, we are or may become subject to class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, product disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. In our investment-related operations, we are subject to litigation involving commercial disputes with counterparties. We are also subject to litigation arising out of our general business activities such as our contractual and employment relationships. We are also subject to various regulatory inquiries, such as information requests, subpoenas and books and record examinations and market conduct and financial examinations, from state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have an adverse effect on our business, financial condition and results of operations.

We cannot ensure that the current investigations and proceedings will not have a material adverse effect on our business, financial condition or results of operations. In addition, it is possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operations.

The Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of the Company against any liability incurred by him or her in connection with such proceeding unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of the Company, the board of directors may cause the Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the depositor in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Capital Brokerage Corporation is not in any pending or threatened lawsuits that are reasonably likely to have a material adverse impact on us or on the Variable Account.

Although it is not anticipated that these developments will have an adverse impact on us, the Variable Account, or on the ability of Capital Brokerage Corporation to perform under its principal underwriting agreement, there can be no assurance at this time.

Capital Brokerage Corporation and GFWM are not involved in any pending or threatened lawsuits that are reasonably likely to have a material adverse impact on us.

ADDITIONAL INFORMATION

OWNER QUESTIONS.

The obligations to Owners and Participants under the Contracts and Certificates are ours. Please direct your questions and concerns to us at our Home Office.

RETURN PRIVILEGE.

Within the free-look period (generally 30 days) after you receive the Certificate, you may cancel it for any reason by delivering or mailing it postage prepaid to:

                  Genworth Life and Annuity Insurance Company
                             Annuity New Business
                            6610 West Broad Street
                           Richmond, Virginia 23230

If the Owner cancels the Certificate, the Certificate will be void.

STATE REGULATION.

As a life insurance company organized and operated under the laws of the Commonwealth of Virginia, we are subject to provisions governing life insurers and to regulation by the Virginia Commissioner of Insurance.

Our books and accounts are subject to review and examination by the State Corporation Commission of the Commonwealth of Virginia at all times. That Commission conducts a full examination of our operations at least every five years.

EVIDENCE OF DEATH, AGE, GENDER OR SURVIVAL.

We may require proof of the age, gender, death or survival of any person or persons before acting on any applicable Certificate provision.

LEGAL MATTERS


[To be provided by Post-Effective Amendment to the Registration Statement.]


Opinions may be issued in the future by counsel other than those listed above. The name of such counsel, other than those listed above, will be included in a prospectus supplement.

EXPERTS


[To be provided by Post-Effective Amendment to the Registration Statement.]


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WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.


The registration statement, including exhibits, contains additional relevant information about us. You can read and copy any information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

RELIANCE ON RULE 12H-7 UNDER THE SECURITIES EXCHANGE ACT OF 1934

The SEC adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended ("Exchange Act") which went May 1, 2009. Rule 12h-7 exempts insurance companies from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The Certificates issued under Guaranteed Annuity Contracts described in this prospectus fall within the exemption provided under rule 12h-7. The Company is hereby providing notice that it is relative on the exemption provided under rule 12h-7.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

[Information required by Item 11 of Form S-1 to be provided by Post-Effective Amendment to the Registration Statement.]


DEFINITIONS

The following is a listing of defined terms.

ACCOUNT -- The account in which the assets in each investment portfolio owned by the Certificate Owner(s) and covered under the Certificate are held. The Account is managed according to the asset allocation model(s) shown in the Certificate.

ACCOUNT VALUE -- The value of the assets in the Account, as determined as of the close of business on a Valuation Day. For purposes of the Certificate, once determined on a Valuation Day, the Account Value does not change until the next Valuation Day.

ADDITION -- An amount, not set forth as an Addition exception in the Certificate, received and applied to the Account after the Certificate Date.

ADVISORS -- Investment advisors who act as the primary contact for clients under the GFWM Program.

ALTERNATIVE ANNUITY PAYMENT -- The annual payment under the Alternative Annuity provision of your Certificate paid by us to the Certificate Owner(s). This provision is referred to as "Base Income" in your Certificate.

ANNUITY -- Benefits to be provided in the form of a series of payments for the life of the named Participant as determined under the terms of the Certificate.

ANNUITY EXERCISE DATE -- The earliest of the following three dates: the date the Account Value is less than the Withdrawal Guarantee, the date the Account Value is less than $20,000, and the date the Participant (or if there are Joint Participants, the younger Joint Participant) reaches age 100, less the number of days in the Notice Period.

ASSET ALLOCATION MODEL -- One of the asset allocation model portfolios created by investment management firms and made available by GFWM.

ASSET CHARGE -- The asset charge periodically calculated and deducted from your Account Value or assessed through another means of payment pursuant to the terms of the Certificate and while the Certificate is in force.

BIRTHDAY -- The end of day each year on the anniversary of the date of birth of the Participant (or if there are Joint Participants, the younger Joint Participant).

CERTIFICATE -- A no cash value certificate issued by the Company to the Certificate Owner(s) pursuant to the terms of the Contract. The Certificate describes the Withdrawal Guarantee as well as the Certificate Owner's rights and obligations with respect to the Guaranteed Income to be paid when the Account Value reaches the Minimum Amount. The Certificate also describes the Certificate Owner's rights and obligations with respect to the Alternative Annuity Payment provision available under the Annuity.

CERTIFICATE DATE -- The Valuation Day as of which a Certificate becomes effective as shown on the Certificate.

CERTIFICATE OWNER(S) -- The person(s) or entity named on the Certificate. "You," "your" or "Owner" refers to the Certificate Owner.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY -- Genworth Life and Annuity Insurance Company, the issuer of the Contract and Certificate (also referred to as "we", "us" or "our").

CONTRACT -- The group guaranteed income annuity contract issued by the Company to GFWM with any attached riders, endorsements and Certificates.

EARLY WITHDRAWAL -- Any Withdrawal prior to the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants).

EXCESS WITHDRAWAL -- On or after the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants) and before the Latest Annuity Date, the portion of all Withdrawals during a Withdrawal Year that is in excess of the Withdrawal Guarantee.

GENWORTH -- Genworth Financial, Inc., the parent of the Company.

GFWM -- Genworth Financial Wealth Management, Inc.

GFWM PROGRAM -- The program through which the Certificates are exclusively available.

GUARANTEED INCOME -- The guaranteed annual payment as determined by the last recorded Withdrawal Guarantee payable under the Guaranteed Income provision by us to the Certificate Owner(s).

GUARANTEED WITHDRAWALS -- Amounts you may withdraw from your Account pursuant to the Withdrawal Guarantee.

HOME OFFICE -- Our Home Office that is located at the address shown on the Certificate cover page.

JOINT PARTICIPANT -- The person whose age, together with the age of the other Joint Participant (if any), determines the Withdrawal Guarantee under each Certificate.

LATEST ANNUITY DATE -- The Annuity Exercise Date PLUS the Notice Period.

1940 ACT -- The Investment Company Act of 1940, as amended.

NOTICE PERIOD -- The length of time as shown on the Certificate prior to the Latest Annuity Date during which you may still cancel your Certificate.

PARTICIPANT -- The person whose age is used to determine the Withdrawal Guarantee under each Certificate.


RISK-RETURN PROFILE -- A risk return profile in mutual fund and/or ETF wrap accounts provided under the GFWM Program.


QUALIFIED ACCOUNT -- An Account listed under the Qualified Accounts provision receiving special tax treatment under the Code.

SECURITIES ACT -- The Securities Act of 1933, as amended.

SPOUSES -- Legally married under applicable Federal law.

STRATEGIST -- An institutional investment management firm hired by GFWM that makes recommendations as to asset allocation models.

TOTAL ADDITIONS -- The sum of the initial Account Value on the Certificate Date plus any Additions.

VALUATION DAY -- Each day on which the New York Stock Exchange is open for regular trading.

WITHDRAWAL -- Any disbursement from the Account other than Withdrawal
Exceptions.

WITHDRAWAL EXCEPTIONS -- Disbursements shown on the Certificate that will not be treated as Withdrawals.

WITHDRAWAL GUARANTEE -- After the the date you turn age 65 (or the younger Participant's age 65 in the case of Joint Participants), the maximum amount the Certificate Owner may withdraw from the Account Value in a Withdrawal Year without reducing Guaranteed Income.

WITHDRAWAL GUARANTEE FACTOR -- A factor used in the calculation of the Withdrawal Guarantee as shown on the tables located on the Certificate.

WITHDRAWAL YEAR -- The first Withdrawal Year is the period of time between the Withdrawal Exercise Date and the first Birthday following the Withdrawal Exercise Date. Subsequent Withdrawal Years are the one-year periods beginning on each Birthday.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The expenses in connection with the issuance and distribution of the Certificates, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission  $  1,842 (based on a total of $60,000,000 Proposed
  Registration Fees................          Maximum Aggregate Offering)
Printing and engraving............. $ 10,000
Accounting fees and expenses....... $ 10,000
Legal fees and expenses............ $300,000
Miscellaneous...................... $ 10,000
                                    --------
   Total expenses (approximate).... $331,842
                                    ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Sections 13.1-876 and 13.1-881 of the Code of Virginia, in brief, allow a corporation to indemnify any person made party to a proceeding because such person is or was a director, officer, employee, or agent of the corporation, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he believed that (a) in the case of conduct in his official capacity with the corporation, his conduct was in its best interests; and
(b) in all other cases, his conduct was at least not opposed to the corporation's best interests and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director, officer, employee, or agent of the corporation did not meet the standard of conduct described. A corporation may not indemnify a director, officer, employee, or agent of the corporation in connection with a proceeding by or in the right of the corporation, in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action in his official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under these sections of the Code of Virginia in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

   Genworth Life and Annuity Insurance Company's Articles of Incorporation provide that Genworth Life and Annuity Insurance Company shall, and may through insurance coverage, indemnify any directors or officers who are a party to any proceeding by reason of the fact that he or she was or is a director or officer of Genworth Life and Annuity Insurance Company against any liability incurred by him or her in connection with such proceeding, unless he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. Such indemnification covers all judgments, settlements, penalties, fines and reasonable expenses incurred with respect to such proceeding. If the person involved is not a director or officer of Genworth Life and Annuity Insurance Company, the board of directors may cause Genworth Life and Annuity Insurance Company to indemnify, or contract to indemnify, to the same extent allowed for its directors and officers, such person who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of Genworth Life and Annuity Insurance Company, or is or was serving at the request of Genworth Life and Annuity Insurance Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Genworth Life and Annuity Insurance Company pursuant to the foregoing provisions, Genworth Life and Annuity Insurance Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                   *   *   *

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

   Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits


 1.1 Form of Underwriting Agreement. Previously filed on February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 1.2 Form of Broker-Dealer Sales Agreement. Previously filed on February
     28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for Genworth
     Life and Annuity Insurance Company, Registration No. 333-143494.

 2   Not applicable.

 3.1 Amended and Restated Articles of Incorporation of Genworth Life and
     Annuity Insurance Company. Previously filed on March 31, 2007 with
     Post-Effective Amendment No. 6 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-67902.

 3.2 Amended and Restated By-laws of Genworth Life and Annuity Insurance
     Company. Previously filed on March 31, 2007 with Post-Effective
     Amendment No. 6 to Form S-1 for Genworth Life and Annuity Insurance
     Company, Registration No. 333-67902.

 4.1 Form of Contract. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.2 Form of Certificate. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 4.3 Form of 90 Day Withdrawal Guarantee Calculation Endorsement. Filed herewith.

 4.4 Form of Guaranteed Income Total Additions Endorsement. Filed herewith.

 4.5 Form of Application. Previously filed on February 28, 2008 with
     Pre-Effective Amendment No. 2 to Form S-1 for Genworth Life and
     Annuity Insurance Company, Registration No. 333-143494.

 5 Opinion of Re Legality. To be filed by Post-Effective Amendment to the Registration Statement.

 6   Reserved.

 7   Not applicable.

 8   Opinion Re tax matters (included in Exhibit 5).

 9   Not applicable.

 10  Form of Administrative Services Agreement. Previously filed on
     February 28, 2008 with Pre-Effective Amendment No. 2 to Form S-1 for
     Genworth Life and Annuity Insurance Company, Registration
     No. 333-143494.

 11  Not applicable.

 12   Not applicable.

 13   Not applicable.

 14   Not applicable.

 15   Not applicable.

 16   Not applicable.

 17   Not applicable.

 18   Not applicable.

 19   Not applicable.

 20   Not applicable.

 21 Subsidiaries of the Registrant. Previously filed on March 6, 2009 with Post-Effective Amendment No. 1 to Form S-1 for Genworth Life and
      Annuity Insurance Company, Registration No. 333-143494

 22   Not applicable.

 23.1 Consent of Counsel. To be filed by Post-Effective Amendment to the Registration Statement.

 23.2 Consent of experts. To be filed by Post-Effective Amendment to the Registration Statement.

 24   Power of Attorney. Filed herewith.

 25   Not applicable.

 26   Not applicable.

 27   Not applicable.



   (b) Financial Statement Schedules. To be filed by Post-Effective Amendment to the Registration Statement.


ITEM 17.  UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) If the registrant is subject to Rule 430C ((S)230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A ((S)230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

   The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on its behalf by the undersigned thereunto duly authorized, in the County of Henrico in the Commonwealth of Virginia, on the 8th day of March, 2010.


                                   GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
                                     (Registrant)

                                   By:         /s/  MICHAEL P. COGSWELL
                                        -------------------------------------
                                                  MICHAEL P. COGSWELL
                                                    VICE PRESIDENT


   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         NAME                             TITLE                       DATE
          ----                            -----                        ----

/s/  PAMELA S. SCHUTZ*   Chairperson of the Board, President and  March 8, 2010
------------------------   Chief Executive Officer
   PAMELA S. SCHUTZ

  /s/  PAUL A. HALEY*    Director, Senior Vice President and      March 8, 2010
------------------------   Chief Actuary
     PAUL A. HALEY

/s/  RONALD P. JOELSON*  Director, Senior Vice President and      March 8, 2010
------------------------   Chief Investment Officer
   RONALD P. JOELSON

 /s/   LEON E. RODAY*    Director and Senior Vice President       March 8, 2010
------------------------
     LEON E. RODAY

/s/  GEOFFREY S. STIFF*  Director and Senior Vice President       March 8, 2010
------------------------
   GEOFFREY S. STIFF

  /s/  KELLY L. GROH*    Senior Vice President and Chief          March 8, 2010
------------------------   Financial Officer
     KELLY L. GROH

 /s/  JAC J. AMERELL*    Vice President and Controller            March 8, 2010
------------------------
    JAC J. AMERELL



*By:  /s/  MICHAEL P. COGSWELL  , pursuant to Powers of                March 8, 2010
      -------------------------   Attorney executed on December 16,
        MICHAEL P. COGSWELL       2009